UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Shore Bancshares, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a(6)(i)(1) and 0-11.

28969 Information Lane

Easton, Maryland 21601

Dear Fellow Shareholder:

It is my pleasure to invite you to join us at the Annual Meeting of Shareholders (our “Annual Meeting”) of Shore Bancshares, Inc. (the “Company”) to be held online via a live audio webcast at 9:00 a.m., local time, on Tuesday, May 24, 2022. Due to the continued impact of the novel coronavirus disease (“COVID-19”) this year, we will once again host a virtual-only meeting. You will be able to attend the Annual Meeting by first registering at https://viewproxy.com/ShoreBancshares/2022/htype.asp no later than May 21, 2022 at 11:59 PM Eastern Time. After registering, you will receive a meeting invitation and password via e-mail with your unique link to join the meeting. Shareholders will be able to listen, vote and submit questions during the virtual Annual Meeting.

In order to simply and effectively explain the matters to be addressed at our Annual Meeting, we have included a Proxy Statement Summary starting on page 1 that highlights the detailed information included in the Proxy Statement. We have also included a Compensation Discussion and Analysis that begins on page 24, which discusses how our executives’ pay is linked to our performance and clearly explains our executive compensation philosophy and practices. We, together with our Board of Directors (the “Board”), feel that it is important to provide you with the information you are looking for in a way that is easy to understand.

At this year’s Annual Meeting, we will vote on the election of four Class I directors to serve for a three-year term ending at the 2025 annual meeting of shareholders, the ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm and the adoption of a non-binding advisory resolution approving the compensation of the Company’s named executive officers. In addition, we will transact any other business that may properly come before the Annual Meeting and at any adjournments or postponements thereof. The Board is not aware of any other business that will be presented for consideration at the Annual Meeting.

We are distributing our proxy materials to shareholders via the internet under the “Notice and Access” rules of the U.S. Securities and Exchange Commission. We believe this expedites shareholders’ receipt of proxy materials, lowers the annual meeting costs and conserves natural resources. As a result, we are mailing to many shareholders a Notice of Internet Availability of Proxy Materials (“Notice”), rather than a paper copy of the Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. The Notice contains instructions on how to access the proxy materials online, vote online and obtain, if desired, a paper copy of our proxy materials.

Your vote is very important. I encourage you to sign and return your proxy card, or use telephone or Internet voting prior to the Annual Meeting, so that your shares of common stock will be represented and voted at the Annual Meeting even if you cannot attend.

April 11, 2022

Sincerely,

Lloyd L. “Scott” Beatty, Jr.
President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the 2022 Annual Meeting of Shareholders to be Held on May 24, 2022:

Our Proxy Statement, form of Proxy, the 2021 Annual Report, and our Annual Report on Form 10-K for the year ended December 31, 2021, are available on the Internet at http://viewproxy.com/ShoreBancshares/2022 and on our corporate website at www.shorebancshares.com under the “Governance Documents” link.

Information on this website, other than the Proxy Statement, is not a part of the enclosed Proxy Statement.

28969 Information Lane, Easton, Maryland 21601

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (our “Annual Meeting”) of Shore Bancshares, Inc. (the “Company”) will be held online this year via a live audio webcast at 9:00 a.m., local time, on Tuesday, May 24, 2022, for the following purposes:

1.	To elect four Class I directors to serve for a three-year term ending at the 2025 annual meeting of shareholders.

2.	To ratify the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

3.	To adopt a non-binding advisory resolution approving the compensation of the Company’s named executive officers.

The Board of Directors (the “Board”) is not aware of any other business that will be presented for consideration at the Annual Meeting. If any other matters should be properly presented at the Annual Meeting or any adjournments or postponements of the Annual Meeting for action by shareholders, the persons named in the form of proxy will vote the proxy in accordance with their best judgment on that matter.

The Board recommends that you vote “FOR” each of the director nominees, and “FOR” proposals 2 and 3.

Only shareholders of record as of the close of business on March 28, 2022 are entitled to receive notice of, to attend and to vote at the Annual Meeting. If you are a beneficial owner as of that date, you will receive communications from your broker, bank or other nominee about the Annual Meeting and how to direct the vote of your shares, and you are welcome to attend the Annual Meeting, all as described in more detail in the Proxy Statement Summary section of the attached Proxy Statement. Additional information regarding the admission policy, registration and procedures for attending the virtual Annual Meeting are also described more fully in the accompanying Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on May 24, 2022. The Proxy Statement, form of Proxy, the 2021 Annual Report, and our Annual Report on Form 10-K for the year ended December 31, 2021, are available on the Internet at http://viewproxy.com/ShoreBancshares/2022 and on our corporate website at www.shorebancshares.com under the “Governance Documents” link.

By Order of the Board of Directors,

Andrea E. Colender
Secretary and Chief Legal Officer
April 11, 2022

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Nonqualified Deferred Compensation	32

Change in Control Agreements	34

Benefits Upon Termination of Employment	36

Accounting and Tax Considerations	36

Compensation Committee Report	38

Compensation Committee Interlocks and Insider Participation	38

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	39

DELINQUENT SECTION 16(A) REPORTS	39

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF YOUNT, HYDE & BARBOUR, P.C. AS THE COMPANY’S INDEPENDENT REGISTERED ACCOUNTING FIRM FOR FISCAL YEAR 2022	40

Audit Fees and Services	40

Audit Committee Pre-Approval Policies and Procedures	40

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION	41

REPORT OF THE AUDIT COMMITTEE	42

ANNUAL REPORT TO SHAREHOLDERS	43

SHAREHOLDER PROPOSALS FOR THE 2023 ANNUAL MEETING	43

OTHER BUSINESS	43

SHAREHOLDERS SHARING THE SAME ADDRESS	44

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PROXY STATEMENT SUMMARY

This summary highlights information about Shore Bancshares, Inc. (the “Company,” “we,” “our” or “us”) and certain information contained elsewhere in this proxy statement (“Proxy Statement”) for the Shore Bancshares, Inc. 2022 Annual Meeting of Shareholders (the “Annual Meeting” or the “Meeting”). This summary does not contain all of the information that you should consider in voting your shares, and you should read the entire Proxy Statement carefully before voting.

2022 ANNUAL MEETING OF SHAREHOLDERS

Time and Date	Record Date
9:00 a.m., May 24, 2022	March 28, 2022

Place	Number of Common Shares
The Annual Meeting will be completely virtual and held via a live audio webcast. You will be able to attend the meeting by first registering at	Eligible to Vote at the Meeting as of the Record Date 19,843,379
https://viewproxy.com/ShoreBancshares/2022/htype.asp by 11:59 p.m. Eastern Time on May 21, 2022.

INSTRUCTIONS FOR THE VIRTUAL ANNUAL MEETING

This year our Annual Meeting will be a completely virtual meeting. There will be no physical meeting location. The meeting will only be conducted via live audio webcast. In light of the global pandemic, COVID-19, and other considerations, we have adopted a virtual format for the Annual Meeting to make participation accessible for shareholders from any geographic location with Internet connectivity. We have worked to offer the same participation opportunities as would be provided at an in-person meeting while further enhancing the online experience available to all shareholders regardless of their location.

To participate in the virtual meeting, please register at https://viewproxy.com/ShoreBancshares/2022/htype.asp by 11:59 p.m. Eastern Time on May 21, 2022. After registering, you will receive an email confirming your registration as well as the password to attend the Annual Meeting. On the day of the Annual Meeting, if you have properly registered, you may enter the Annual Meeting by logging in using the unique link and password you received via email in your registration confirmation. You will also need to enter the 11-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card, or on the instructions that accompanied your proxy materials. We encourage you to access the Annual Meeting before it begins. Online check-in will start shortly before the meeting, which will begin promptly at 9:00 A.M. Eastern Time on May 24, 2022. If you have difficulty accessing the meeting, please call 844-986-0822 (International: 303-562-9302).

Whether or not you participate in the virtual meeting, it is important that your shares be part of the voting process. You may log on to www.AALVote.com/SHBI and enter your 11-digit control number.  The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.

This year’s shareholders question and answer session will include questions submitted in advance of, and questions submitted live during, the Annual Meeting. You may submit a question in advance of the meeting during the registration process. Questions may be submitted during the Annual Meeting through the question/chat pane of your control panel. We will post questions and answers if applicable to the “Our Business” section of our Investor Relations website shortly after the meeting.

VOTING MATTERS AND BOARD RECOMMENDATIONS

Proposal	Board Vote Recommendation	Page Reference
Proposal 1 – Election of Directors	FOR each nominee	8
Proposal 2 – Ratification of the Appointment of the Independent Registered Public Accounting Firm	FOR	40
Proposal 3 – Advisory Vote on the Compensation of our Named Executive Officers	FOR	41

2021 BUSINESS PERFORMANCE HIGHLIGHTS

☐	The Company reported net income of $15.37 million, or $1.17 per diluted common share for fiscal year 2021 (net income, excluding merger related expenses, was $21.24 million, or $1.62 per diluted common share for fiscal year 2021), compared to net income of $15.73 million, or $1.27 per diluted common share for fiscal year 2020.

☐	Total assets were $3.460 billion at December 31, 2021, a $1.5 billion, or 79%, increase when compared to $1.933 billion at the end of 2020. The merger with Severn Bancorp, Inc. (“Severn”) added approximately $1.1 billion to total assets as of October 31, 2021. Excluding the day 1 value of acquired assets, total assets increased $406.8 million, or 21.0%, when compared to the end of 2020. This non-merger related growth in assets reflected increases in investment securities held to maturity of $214.6 million, interest-bearing deposits with other banks of $77.6 million, loans of $80.3 million and loans held for sale of $28.1 million, partially offset by a decrease in investment securities available for sale of $43.6 million.

☐	Total deposits increased $1.326 billion, or 77.9%, when compared to December 31, 2020. The merger with Severn, added approximately $955.3 million to total deposits as of October 31, 2021. Excluding these assumed deposits, total deposits increased $370.2 million, or 21.8%, when compared to the end of 2020. The significant movement into deposit accounts, excluding the deposits acquired from Severn, continues to be driven by new account openings and municipal deposit inflows.

☐	Total stockholders’ equity increased $155.7 million, or 77.9%, when compared to the end of 2020 primarily due to the acquisition of Severn. At December 31, 2021, the ratio of total equity to total assets was 10.14% and the ratio of total tangible equity to total tangible assets was 8.25%.

CORPORATE GOVERNANCE HIGHLIGHTS

We are committed to maintaining good corporate governance as a critical component of our success in driving sustained shareholder value. Our Board continually monitors emerging best practices in governance to best serve the interest of our shareholders, including:

•	Active shareholder engagement

•	Transparent public policy engagement

•	Long-standing commitment to sustainability

•	Independent Board

•	Independent Chairman of the Board

•	Independent Board Committees

•	Executive sessions of independent directors held at each regularly scheduled Board meeting

•	Stock ownership guidelines for directors and executive officers

DIRECTOR NOMINEE HIGHLIGHTS

Class I Directors (three-year term ending 2025):

John A. Lamon, III — see profile on pg. 9

Jeffrey E. Thompson — see profile on pg. 8

Frank E. Mason, IIII — see profile on pg. 8

William E. Esham, III — see profile on pg. 9

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QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

1.	What is the Notice of Internet Availability of Proxy Materials that I received in the mail and why am I receiving it?

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), except for shareholders who have requested otherwise, we have generally mailed to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”). The Notice of Internet Availability provides instructions either for accessing our proxy materials, including this Proxy Statement and the 2021 Annual Report, which includes our annual report on Form 10-K for the year ended December 31, 2021 (the “2021 Annual Report”), at the website address referred to in the Notice of Internet Availability, or for requesting printed copies of the proxy materials by mail or electronically by e-mail. If you would like to receive a paper or e-mail copy of our proxy materials either for this Annual Meeting or for all future meetings, you should follow the instructions for requesting such materials included in the Notice of Internet Availability we mailed to you.

Our Board provided the Notice of Internet Availability and is making the proxy materials available to you in connection with our Annual Meeting, which will take place on May 24, 2022. As a shareholder, you are invited to attend the Annual Meeting and are entitled to, and requested to, vote on the proposals described in this Proxy Statement.

2.	What information is contained in the Proxy Statement?

This Proxy Statement describes the proposals to be voted on at the Annual Meeting, the voting process, compensation of our directors and executive officers, and certain other required information.

3.	How can I access the Company’s proxy materials electronically?

The Proxy Statement, form of proxy and 2021 Annual Report are available at http://viewproxy.com/ShoreBancshares/2022 and on our corporate website at www.shorebancshares.com under the “Governance Documents” link.

4.	What does it mean if I receive more than one Notice of Internet Availability or set of the proxy materials?

It means your shares are registered differently or are in more than one account. Please provide voting instructions for each account for which you have received a Notice of Internet Availability or set of proxy materials.

5.	Who is soliciting my vote pursuant to this Proxy Statement?

Our Board is soliciting your vote at the Annual Meeting.

6.	Who is entitled to vote?

Only shareholders of record at the close of business on March 28, 2022 (the “Record Date”) are entitled to notice of and to vote at the 2022 Annual Meeting.

7.	How many shares are eligible to be voted?

As of the Record Date, we had 19,843,379 shares of common stock, par value $.01 per share (“Common Stock”) outstanding. Each outstanding share of our Common Stock will entitle its holder to one vote on each of the director nominees to be elected and one vote on each other matter to be voted on at the Annual Meeting.

8.	What am I voting on?

You are voting on the following matters:

•	election of four Class I directors to serve for a three-year term ending at the 2025 annual meeting of shareholders (Proposal 1);

•	ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal 2); and

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•	advisory approval of the compensation of our named executive officers (Proposal 3).

9.	How does our Board recommend that I vote?

Our Board recommends that shareholders vote their shares as follows:

•	“FOR” each director nominee;

•	“FOR” the ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022; and

•	“FOR” the approval of the compensation of our named executive officers.

10.	How many votes are required to hold the Annual Meeting and what are the voting procedures?

Quorum Requirement: The presence, in person or by proxy, of shareholders entitled to cast a majority of all votes entitled to be cast at the Annual Meeting will constitute a quorum. In the event there are not sufficient shares present for a quorum, or to approve or ratify any matter being presented at the Annual Meeting, the Annual Meeting may be adjourned or postponed in order to permit the further solicitation of proxies.

Required Votes: Each outstanding share of Common Stock is entitled to one vote on each proposal at the Annual Meeting.

If there is a quorum at the Annual Meeting, the matters to be voted upon by the shareholders require the following votes for such matter to be approved:

Election of Directors: Directors are elected by a plurality of all votes cast at the Annual Meeting. Withholding of a vote, abstentions and broker non-votes will have no effect on the outcome of this vote, although they are counted towards establishing a quorum for the Annual Meeting.

Ratification of the Appointment of the Independent Registered Public Accounting Firm: The affirmative vote of the holders of at least the majority of the shares for which votes are cast on the proposal at the Annual Meeting is required for ratification of the appointment of Yount, Hyde & Barbour, P.C. as our independent registered public accounting firm. Abstentions will be counted for purposes of determining the presence of a quorum but will have no impact on the outcome of the vote on Proposal 2.

Advisory Vote on the Compensation of our Named Executive Officers: The affirmative vote of the holders of at least the majority of the shares for which votes are cast on the proposal at the Annual Meeting is required for approval, on an advisory basis, of our executive compensation. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum but will have no impact on the outcome of the vote on Proposal 3.

If a broker indicates on its proxy that it submits to the Company that it does not have authority to vote certain shares held in “street name,” the shares not voted are referred to as “broker non-votes.” Broker non-votes occur when brokers do not have discretionary voting authority to vote certain shares held in “street name” on particular proposals under the rules of the New York Stock Exchange, and the “beneficial owner” of those shares has not instructed the broker how to vote on those proposals. If you are a beneficial owner and you do not provide instructions to your broker, bank or other nominee, your broker, bank or other nominee is permitted to vote your shares for or against “routine” matters such as Proposal 2, the ratification of the appointment of our independent registered public accounting firm. Brokers are not permitted to exercise discretionary voting authority to vote your shares for or against “non-routine” matters. Proposals 1 and 3 are “non-routine” matters.

11.	How do I attend the Annual Meeting?

Shareholders of record who choose to attend and vote at the Annual Meeting must first register at https://viewproxy.com/ShoreBancshares/2022/htype.asp. You will receive a meeting invitation by e-mail with your unique join link along with a password prior to the Annual Meeting. If you are a shareholder of record, your virtual control number will be on your proxy card.

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12.	How can I vote? Must I attend the Annual Meeting to do so?

If you are a shareholder of record, you may vote at the Annual Meeting on May 24, 2022, or you may direct how your shares are voted without attending the Annual Meeting in one of the other following ways:

•	Internet. You can submit a proxy over the Internet to vote your shares at the Annual Meeting by following the instructions provided either in the Notice of Internet Availability or on the proxy card or voting instruction form you received if you requested and received a printed set of the proxy materials.

•	Telephone. If you requested and received a printed set of the proxy materials, you can submit a proxy over the telephone to vote your shares at the Annual Meeting by following the instructions provided on the proxy card or voting instruction form enclosed with the proxy materials you received. If you received a Notice of Internet Availability only, you can submit a proxy over the telephone to vote your shares by following the instructions at the Internet website address referred to in the Notice of Internet Availability.

•	Mail. If you requested and received a printed set of the proxy materials, you can submit a proxy by mail to vote your shares at the Annual Meeting by completing, signing and returning the proxy card or voting instruction form enclosed with the proxy materials you received.

Whichever method of voting you use, the proxies identified on the proxy card will vote the shares of which you are the shareholder of record in accordance with your instructions. If you submit a proxy card properly voted and returned through available channels without giving specific voting instructions, the proxies will vote the shares as recommended by our Board.

13.	How may a shareholder vote if their shares are still held in the Severn Employee Stock Ownership Plan (“ESOP”)?

On October 31, 2021, we completed the acquisition of Severn. Prior to the closing, Severn paid into the ESOP all employer contributions and adopted resolutions to (i) terminate the ESOP and (ii) provide for full vesting of all account balances in the ESOP. A determination letter has been filed with the IRS to terminate the ESOP and the ESOP will be terminated if and when the IRS issues a favorable determination letter. If you are a participant in the ESOP and have not received your shares of Company common stock prior to the Record Date, the trustee of the ESOP will vote all the shares held by the ESOP. Each participant may direct the trustee how to vote the shares of Company common stock allocated to his or her plan account. If you own shares through the ESOP and you do not direct the trustee how to vote by May 17, 2022, the ESOP trustee will vote your shares in accordance with the terms of the ESOP.

14.	How may a shareholder nominate someone at the Meeting to be a director or bring any other business before the Meeting?

The Company’s Amended and Restated By-Laws, as amended (the “Bylaws”) require advance notice to the Company if a shareholder intends to nominate someone for election as a director or to bring other business before the Meeting. Such a notice may be made only by a shareholder of record within the time period established in the Bylaws. See “Shareholder Proposals for the 2023 Annual Meeting” beginning on page  43.

15.	How do I request electronic or printed copies of this and future proxy materials?

You may request and consent to delivery of electronic or printed copies of future proxy statements, annual reports and other shareholder communications by:

•	visiting http://viewproxy.com/ShoreBancshares/2022, or

•	calling 1-877-777-2857, or

•	sending an email to requests@viewproxy.com.

When requesting copies of proxy materials and other shareholder communications, you should have available the control number located on the Notice of Internet Availability or proxy card or, if shares are held in the name of a broker, bank or other nominee, the voting instruction form.

16.	What happens if my shares are held in street name?

If you have selected a broker, bank, or other intermediary to hold your shares of Common Stock, rather than having the shares directly registered in your name with our transfer agent, you will receive separate instructions directly from your broker, bank, or other intermediary in order to vote your shares. If you, as the beneficial owner of the shares of Common Stock, do not submit voting instructions to the organization that holds your shares, that organization may still be permitted to vote your shares. In general, the organization that holds your shares of Common Stock may generally vote on routine matters. Proposal 2, the approval and appointment of the Company’s independent auditor, Yount, Hyde & Barbour, P.C., is a routine matter. However, absent specific instructions from beneficial owners, brokers may not vote for non-routine matters. Proposal 1, the election of directors and Proposal 3, the advisory approval of the compensation of our named executive officers are non-routine matters. Therefore, there may be broker non- votes with respect to Proposals 1 and 3. Accordingly, we urge you to vote by following the instructions provided by your broker, bank, or other intermediary.

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Please note that if your shares are held in street name and you wish to attend and vote your shares at the Annual Meeting, you must first obtain a legal proxy from your broker, bank, or other intermediary that is the holder of record of your shares and provide it during registration and you will be assigned a virtual control number in order to vote your shares during the Annual Meeting. Otherwise you will not be permitted to vote in person at the Annual Meeting. Instructions on how to participate at the Annual Meeting via the internet are posted at https://viewproxy.com/ShoreBancshares/2022/htype.asp. On the day of the Annual Meeting, shareholders who hold their shares in street name through banks, brokers or nominees may only vote during the meeting by emailing a copy of their legal proxy to virtualmeeting@viewproxy.com in advance of the Annual Meeting.

17.	What steps can I take if I want to revoke my proxy?

Any shareholder giving a proxy may revoke it at any time by submission of a later dated proxy, subsequent Internet or telephonic proxy, or by written notice delivered to Lloyd L. Beatty, Jr., President and Chief Executive Officer (“CEO”) of the Company, at the Company’s address listed above or at the Meeting. Shareholders entitled to vote at the Annual Meeting who attend may revoke any proxy previously granted and vote in person at the Meeting by written ballot. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments or postponements of the Meeting.

All properly executed proxies received pursuant to this solicitation will be voted as directed by the shareholder on the proxy. If no direction is given, the proxy will be voted “FOR” all nominees named in Proposal 1, “FOR” the ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm, as described in Proposal 2 and “FOR” the adoption of the resolution approving the compensation of the named executive officers, as described in Proposal 3.

18.	How are the votes tabulated?

Alliance Advisors will tabulate all votes which are received prior to the date of the Annual Meeting. We have appointed Tina Connolly as Inspector of Election of the Annual Meeting and to receive Alliance Advisors’ tabulation, to tabulate all other votes, and to certify the voting results. We intend to publish the final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days of the Meeting.

19.	Who pays the cost of this solicitation?

We will pay the cost of this solicitation. In addition, arrangements may be made with brokerage houses and other custodians, nominees, and fiduciaries to send proxies and proxy material to their principals. Solicitation of proxies may be made by mail, telephone, personal interviews or by other means by our officers and employees who will not be additionally compensated therefor.

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PROPOSAL 1: ELECTION OF DIRECTORS

Classification of the Company’s Directors

The number of directors constituting our Board is currently set at 14. In accordance with the terms of the Company’s Amended and Restated Articles of Incorporation, as supplemented (the “Charter”), our Board is divided into three classes, Class I, Class II and Class III, with each class serving staggered three-year terms as follows:

•	The Class I directors are Frank E. Mason, III, Jeffrey E. Thompson, John A. Lamon, III and William E. Esham, III and their terms will expire at the Annual Meeting;

•	The Class II directors are Blenda W. Armistead, Clyde V. Kelly, III, David W. Moore, Dawn M. Willey and David S. Jones and their terms will expire at the annual meeting of the shareholders to be held in 2023;

•	The Class III directors are Lloyd L. Beatty, Jr., James A. Judge, Alan J. Hyatt, Konrad M. Wayson and R. Michael Clemmer, Jr. and their terms will expire at the annual meeting of the shareholders to be held in 2024.

Election Procedures; Term of Office

At each annual meeting of shareholders, or special meeting in lieu thereof, upon the expiration of the term of a class of directors, the successors to such directors will be elected to serve from the time of election and qualification until the third annual meeting following his or her election and the election and qualification of his or her successor. Any change in the Board resulting from an increase or decrease in the number of directors will be distributed by the Board among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

Nominees for Election

Our Board has approved the nomination of Frank E. Mason, III, Jeffrey E. Thompson, John A. Lamon, III and William E. Esham, III, for re- election as Class I directors.

Information about the principal occupations, business experience and qualifications of these nominees is provided below under the heading “Qualifications of 2022 Director Nominees and Continuing Directors.”

QUALIFICATIONS OF 2022 DIRECTOR NOMINEES AND CONTINUING DIRECTORS

Class I Director

Nominees:

Frank E. Mason, III Age: 59 Director Since: 2011 Committees: Executive; Nominating & Governance	Mr. Mason served as a director of the Company and The Talbot Bank since 2011 and subsequently became a director of Shore United Bank, National Association (also referred to as the “Bank”) after the merger of Talbot Bank and CNB in 2016. Mr. Mason served as Chairman of the Board for the Company and Bank from 2017 through October 31, 2021. Mr. Mason is the President and Chief Executive Officer of JASCO Incorporated, a manufacturer and distributor of analytical instrumentation for the scientific research community, a position he has held since 2004. JASCO Incorporated, which is a subsidiary of JASCO Corporation located in Tokyo, Japan, operates throughout North and South America. Prior to becoming President and Chief Executive Officer, Mr. Mason served as JASCO Incorporated’s Chief Operations Officer from 1996 to 2004 and as its Sales Director for North America from 1987 to 1995. Mr. Mason has a Bachelor of Arts degree from the University of Maryland, College Park, and an MBA from Johns Hopkins University. In nominating Mr. Mason, the Nominating Committee considered as important factors Mr. Mason’s experience in leading a large corporation, his financial and operational knowledge.

Jeffrey E. Thompson Age: 66 Director Since: 2016 Committees: Compensation	Mr. Thompson served as a director of CNB since 2005 and subsequently became a director of Shore United Bank, National Association and the Company after the merger of CNB and Talbot Bank in 2016. He also served as legal counsel for CNB from 1986 to July 2016. Mr. Thompson is a managing partner for the law firm of Thompson & Richard, LLP, located in Centreville, Maryland. The law firm has a concentration in all matters pertaining to commercial and residential real estate, estates and trust. The law firm owns and operates a title insurance agency, Chesapeake Title Group. In nominating Mr. Thompson, the Nominating Committee considered as important factors Mr. Thompson’s experience as an attorney, his expertise in real estate law, and his extensive service on a bank board.

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William E. Esham, III Age: 56 Director Since: 2020 Committees: Executive; Risk Management	Mr. Esham was appointed to serve as a director of both the Company and Shore United Bank, National Association in June of 2020. Mr. Esham is a partner in the law firm of Ayres, Jenkins, Gordy & Almand, P.A., specializing in real estate law, located in Ocean City, Maryland. Mr. Esham also serves on the Board of Trustees for Worcester Preparatory School and the Board of Directors for Atlantic General Hospital. Mr. Esham holds a BA from Washington and Lee University and JD from University of Baltimore. In nominating Mr. Esham, the Nominating Committee considered as important factors his legal expertise in real estate law and his prior bank board of director experience with Shore Bank during the period of 2012-2016 (which was acquired by Xenith Bank in 2016) and Peninsula Bank's Advisory Board during the period of 1996-2006.

John A. Lamon, III Age: 64 Director Since: 2021 Committees: Compensation; Nominating & Governance	Mr. Lamon served as a director of Severn since 2009 and as a director of Severn Savings Bank, FSB since 2008 and subsequently became a director of both the Company and Shore United Bank, National Association after the merger of the Company and Severn in 2021. Mr. Lamon has been a Senior Account Executive with G&G Outfitters, Inc. since 2000, a promotional products and marketing company that focuses on branded merchandise. Prior to that, Mr. Lamon was President and Owner of John A. Lamon & Associates, a promotional and marketing company. Mr. Lamon was with the company for 20 years before selling the business to G&G Outfitters, Inc. After 20 years with G&G Outfitters, Inc. Mr. Lamon accepted a position as Director of Business Development for Ironmark, a leading marketing agency in Maryland. Mr. Lamon received his Bachelor’s degree from the University of Maryland, where he was a two-time All American lacrosse player. Mr. Lamon has received the Willis Bilderback Volunteer Award and the Willie Gateau Youth Services Award. He has served on various boards including St. Mary’s School, the Annapolis Touchdown Club, St. Mary’s Royal Blue Club and the University of Maryland M Club. In nominating Mr. Lamon, the Nominating Committee considered as important factors his business and marketing experience, which is important to the oversight of the Company’s financial reporting, enterprise and operational risk management.

Continuing Directors:

Class II Directors:

Blenda W. Armistead Age: 70 Director Since: 2002 Committees: Audit; Nominating & Governance	Ms. Armistead is a self-employed investor. Ms. Armistead has been a director of the Company since 2002 and served as a director of Talbot Bank since 1992 and subsequently became a director of Shore United Bank, National Association after the merger of CNB and Talbot Bank in 2016. Ms. Armistead served as the County Manager and Finance Officer of Talbot County, Maryland from 1982 to 1999 and has served on the boards of numerous community-based organizations within Talbot County and the Mid- Shore. Ms. Armistead received her MBA from the University of North Carolina in 1974. Ms. Armistead’s qualifications to serve on our Board include her banking experience, her managerial, governance and financial expertise relating to her career in local government, and her familiarity with and involvement in one of our key market areas.

Clyde V. Kelly, III Age: 68 Director Since: 2016 Committees: Nominating & Governance (Chair); Compensation	Mr. Kelly served as a director of CNB since 2005, and subsequently became a director of Shore United Bank, National Association and the Company after the merger of CNB and Talbot Bank in 2016. Mr. Kelly has been the President and General Manager of Kelly Distributors since 1987, a company that distributes Anheuser-Busch InBev and craft brewery brands in Talbot, Queen Anne’s, Caroline, Dorchester, and Kent counties of Maryland. Mr. Kelly’s qualifications to serve on our Board include his experience in leading a large corporation, his financial and operational knowledge and familiarity with our market area.

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David W. Moore Age: 57 Director Since: 2014 Committees: Compensation (Chair)	Mr. Moore has been a director of the Company since 2014. He previously served as a director of Felton Bank since 2001 and subsequently became a director of CNB after the merger of Felton Bank and CNB in 2010. He was the Chairman of the ALCO Committee and was a member of CNB’s Executive Committee. He became a director of Shore United Bank, National Association after the merger of Talbot Bank and CNB in 2016. Currently, Mr. Moore is the Chairman of Shore Bancshares and Shore United Bank National Association’s Compensation Committees. Mr. Moore has served as President and CEO of Milford Housing Development Corporation (MHDC) since 2004 and President of East Coast Property Management since 2011. He received his Associate degree in Construction Management from Delaware Technical and Community College in 1984 and his Bachelor of Science degree in Business Management in 1994. Mr. Moore’s qualifications to serve on our Board include his banking experience and his experience in the housing industry.

Dawn M. Willey Age: 59 Director Since: 2020 Committees: Audit; Risk Management	Mrs. Willey joined the Company as a director in December 2020. Mrs. Willey was the founding CEO of Bridgeforce Inc., a trusted advisor to many of the largest lenders in the world. Mrs. Willey retired in 2013 and served as Board Chairperson through 2019. Mrs. Willey has also served on the Board of Katabat, a financial service SAS cloud computing company until its sale in 2020. Prior to launching an entrepreneurial career in 2000, Mrs. Willey held the position of Executive Vice President with MBNA, later purchased by Bank of America. Mrs. Willey has a Bachelor of Arts degree from the University of Delaware. Mrs. Willey’s qualifications to serve on our Board include a 16-year career with MBNA, where she was responsible for the oversight and implementation of a variety of operations including: portfolio risk strategies, investment evaluation and development of strategic business technology initiatives for collections, fraud, credit acquisition and portfolio risk management.

David S. Jones Age: 62 Director Since: 2021 Committees: Compensation	Mr. Jones was a director of Severn since 2012, serving on the Governance Committee, and a director of Severn Savings Bank, FSB since 2011. He was subsequently appointed as a director of the Company and Shore United Bank, National Association in connection with the merger of the Company and Severn in 2021. In 1983 Mr. Jones cofounded Southern Drywell, Inc., a septic system contractor, and serves as its President. Mr. Jones also cofounded Jones of Annapolis, Inc., a demolition and excavation contractor, in 1980 and serves as the Secretary/Treasurer. Both companies are located in Annapolis. He has developed, owned and leased commercial and residential real estate throughout Anne Arundel County since 1985. In addition, he also cofounded and is President of Baystar Precast Corporation, a concrete products manufacturer in the Southern Maryland region. Mr. Jones’ qualifications to serve on our Board include his many years of business experience, which is important to the oversight of the Company’s financial reporting, enterprise and operational risk management.

Class III Directors:

Lloyd L. Beatty, Jr. Age: 69 Director Since: 2000 Committees: Executive; Risk Management	Mr. Beatty has served as the Company's President and Chief Executive Officer (“CEO”) since June 2013 and as a director of the Company since 2000. He was appointed CEO of Shore United Bank, National Association in December 2018 and President in January 2019. Prior to the merger of our banking subsidiaries, CNB and Talbot Bank, which formed Shore United Bank, in 2016, Mr. Beatty served as a director of the Talbot Bank since 1992 and as a director of CNB since 2015 and subsequently became a director of the Bank following the merger. Since January 2011, Mr. Beatty has served as our President and Chief Operating Officer (“COO”) and previously served as our Executive Vice President and COO since August 2007. Prior to that and since October 2004, Mr. Beatty has been employed by us in various executive level operating officer capacities. Prior to joining the Company, Mr. Beatty was the Chief Operating Officer of Darby Overseas Investments, LP, a global private equity firm, and President of Darby Advisors, Inc., a privately held family investment business, from 1998 to 2005. Mr. Beatty was also a practicing certified public accountant for 25 years and a principal in the accounting firm Beatty, Satchell & Company from 1977 to 1998. Mr. Beatty’s qualifications to serve on our Board include his extensive financial knowledge and operational experience, as well as his familiarity with an important market area in which we compete, his experience with the Bank and his experience in advising companies in financial and tax matters, mergers and acquisition transactions, and insurance operations.

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James A. Judge Age: 63 Director Since: 2009 Committees: Audit (Chair); Risk Management

Mr. Judge has been a director of the Company since 2009. He previously served as a director of CNB since 2005 and subsequently became a director of Shore United Bank, National Association after the merger of Talbot Bank and CNB in 2016. Mr. Judge has been a certified public accountant for over 30 years and partner since 1985 with Anthony, Judge & Ware, LLC, an accounting and tax services company located in Chestertown, Maryland. Mr. Judge’s qualifications to serve on our Board include his qualifications as a certified public accountant, his expertise in the preparation and examination of financial statements, his familiarity with the banking business, and his experience in owning and operating his own business.

R. Michael Clemmer, Jr. Age: 54 Director Since: 2016 Committees: Risk Management (Chair)	Mr. Clemmer served as a director of Talbot Bank since 2012 and subsequently became a director of Shore United Bank, National Association and the Company after the merger of Talbot Bank and CNB in 2016. Mr. Clemmer is President of Salisbury, Inc., a company that designs and manufactures pewter, sterling silver and other metal giftware, a position he has held since 1991. In 1995, Mr. Clemmer founded Executive Decision, Inc. a corporate recognition company. Since 1992, Mr. Clemmer has been involved in the development, acquisition and renovation of industrial and commercial property. He is founder of Waterside Properties LLC, a property development and management company. Mr. Clemmer is a graduate of the University of Richmond and has been a resident of Talbot County since 1982. Mr. Clemmer’s qualifications to serve on our Board include his leadership capabilities, real estate development in our key market area, and his civic participation in the business community.

Alan J. Hyatt Age: 68 Director Since: 2021 (Chairman since 2021) Committees: Executive, Risk Management	Mr. Hyatt was appointed to serve as a director of both the Company and Shore United Bank, National Association in September 2021 in connection with the Company’s merger with Severn. He was Chairman of Severn and its subsidiary, Severn Savings Bank, FSB and was appointed as Chairman of the Company and the Bank in November 2021. Mr. Hyatt has set the tone for the organization for over four decades. He first rose to the title of chairman in the late 1970’s when, as a young law student, he became involved in the bank’s predecessor, Pompeii Permanent Building and Loan Association, a neighborhood building and loan located in Baltimore. Over the next four decades, under Mr. Hyatt’s guidance, the company was completely transformed from a Baltimore-based neighborhood building and loan association to an Anne Arundel County based full-service community bank with seven retail outlets and a signature headquarters in downtown Annapolis, Maryland. Along the way, Severn has become one of the most respected small banks in the United States, routinely recognized for its excellence. Mr. Hyatt is also a partner with the Annapolis law firm of Hyatt & Weber, P.A., concentrating his practice on banking, real estate and commercial law. Mr. Hyatt serves as counsel to area real estate developers and entrepreneurs, with active representation in land use cases, commercial transactions and commercial litigation. He serves as Chairman of Severn and its subsidiary, Severn Savings Bank, FSB. Mr. Hyatt received his law degree from the University of Baltimore School of Law in 1978, and is an honors graduate of Bryant College of Business Administration (now Bryant University). He is a member of the Maryland State Bar Association and the Anne Arundel County Bar Association. He serves on the Board of Trustees of Anne Arundel Medical Center, Anne Arundel County Retirement and Pension System and The Annapolis Community Foundation. Mr. Hyatt is a native of Annapolis, and resides in the area with his wife. Mr. Hyatt’s qualifications to serve on our Board include his experience as an attorney and businessman, Mr. Hyatt brings strong legal and financial skills important to the oversight of the Company’s financial reporting, enterprise and operational risk management.

Konrad M. Wayson Age: 61 Director Since: 2021 Committees: Audit; Risk Management	Mr. Wayson was a director of Severn since 2009 and a director of Severn Savings Bank, FSB since 2008 and was subsequently appointed to serve as a director of both the Company and Shore United Bank, National Association after the merger of the Company with Severn in 2021. He previously served as the Vice Chairman of the board of directors of Severn. Mr. Wayson graduated in 1983 from Salisbury University where he received a BS in business administration and has served as Secretary and Treasurer of Hopkins & Wayson, Inc., a general contractor servicing Maryland, Washington DC and Virginia, since 1984. He has been a Partner of Wayson Landholdings since its start in 1996 and has been serving as its managing partner since 2007. He currently serves as chairman for the Anne Arundel County Public Schools Ethics Panel. He also served as Chief Financial Officer of Childs Landscaping from 1997 until 2004 when the company was sold. Mr. Wayson has served on the Anne Arundel Medical Foundation Board, the Anne Arundel Economic Development Corporation Board and the Anne Arundel School Board. Mr. Wayson served on Severn’s Audit and Examining Committee and the Compensation Committee. Mr. Wayson’s qualifications to serve on our Board include his experience as a treasurer and businessman and his strong financial skills, which is important to the oversight of the Company’s financial reporting, enterprise and operational risk management.

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EXECUTIVE OFFICERS WHO ARE NOT SERVING AS DIRECTORS

Below is information regarding each of our current executive officers who are not directors of the Company, including their title, age and brief biography describing each executive officer’s business experience.

Name	Age	Position
Vance W. Adkins	41	Executive Vice President and Treasurer
Edward C. Allen	74	Executive Vice President and Chief Financial Officer
Michael T. Cavey	65	Executive Vice President and Chief Lending Officer
Andrea E. Colender	58	Executive Vice President, Chief Legal Officer and Secretary
Christa J. Heron	55	Executive Vice President and Chief Risk Officer
Jennifer M. Joseph	54	Executive Vice President and Chief Retail Banking Officer
W. David Morse	60	Executive Vice President, General Counsel and Assistant Secretary
Charles E. Ruch, Jr.	62	Executive Vice President and Chief Credit Officer
Donna J. Stevens	59	Executive Vice President and Chief Operating Officer

Vance W. Adkins was appointed Executive Vice President and Treasurer of the Company on November 1, 2021, after the merger of the Company and Severn Bancorp, Inc. He has over 15 years of experience in the financial services industry. Previously, he was Chief Financial Officer with Severn Bank in Annapolis, Maryland from 2019 to 2021. Prior to joining Severn Bank, he worked with various commercial banks including American National Bank & Trust Company and Home Town Bank. Prior to working for commercial banks, he was an audit supervisor for Yount, Hyde & Barbour, P.C. where he managed engagements across over 40 public and private financial institutions. Mr. Adkins received both his Bachelor of Science in Accounting and his Masters of Science, Accounting & Information Systems from Virginia Polytechnic Institute and State University. He is a Certified Public Accountant (CPA) and Chartered Global Management Accountant (CGMA).

Edward C. Allen was appointed Senior Vice President and Chief Financial Officer of the Company and the Bank in June 2016 and was recently promoted to Executive Vice President in April 2019. Mr. Allen was previously CNB’s President and Chief Executive Officer from September 2014 to June 2016 and prior to that he was CNB’s Chief Financial Officer from October 2011 when he started with the company. Mr. Allen is a career banker with 40 years’ experience in community banks. He has been CFO or COO of banks ranging in asset size from $400 million to $2.5 billion. He has a Bachelor of Science degree in accounting and an MBA in finance. Most of his career has been on the finance side of the business, although he was COO of a $500 million bank for 12 years. He has extensive experience in budgeting, investment portfolio management and board presentations. He has been active in civic affairs, serving on Boards of Compass Regional Hospice and Mid-Shore Community Foundation.

Michael T. Cavey joined the Bank in 2014 as a Senior Vice President and Commercial Sales Manager and currently serves as the Executive Vice President and Chief Lending Officer of the Bank (formerly the Talbot Bank). Prior to his employment in 2014 with The Talbot Bank, Mr. Cavey worked for Howard Bank as a Senior Vice President and Regional Executive for Howard and Anne Arundel Counties for five years. Prior to his position at Howard Bank, Mr. Cavey held a Senior Vice President and Commercial Team Leader positions at Sandy Spring Bank and M& T Bank. Mr. Cavey received his Bachelor of Science degree from Duke University.

Andrea E. Colender was appointed Executive Vice President, Chief Legal Officer, and Secretary of the Company on November 1, 2021, after the merger of the Company and Severn. Prior to joining the Company, Ms. Colender served as General Counsel to Severn Bancorp and Severn Bank beginning in March 2009. She was later appointed to act as Corporate Secretary. She has served on the Board of Mid-Maryland Title, Inc., a wholly owned subsidiary of the Company, since September 2017. She also founded and serves as Chair of the Company’s Advisory Board, which is comprised of all women, to help promote the financial success of women in business. Ms. Colender graduated from the University of Maryland School of Law with honors in 1988. She received her B.A. from New College, University of South Florida, in 1985. Professional affiliations include the Maryland State Bar Association, Maryland Banker’s Association, Anne Arundel Bar Association, Anne Arundel Estate Planning Council, and Executive Alliance.

Christa J. Heron was appointed Executive Vice President and Chief Risk Officer of the Company on November 1, 2021, after the merger of the Company and Severn Bancorp, Inc. Prior to joining the Company, Ms. Heron served in several capacities at Severn Bank including Chief Risk Officer from 2019 to 2021. Ms. Heron has led Severn Bank’s medical cannabis banking program since inception in 2017, and continues to oversee the program for the Company. Her career has spanned over thirty-five years where she started as a Teller and progressed through a variety of departments and leadership positions including: Loan Processing Manager, Loan Officer, Underwriting Manager, Chief Compliance Officer, Information Security Officer, Vendor Management Coordinator and Business Continuity Administrator, as well as being heavily involved in Bank Secrecy Act compliance and supervision. She obtained an Associate of Arts Degree from Anne Arundel Community College in 1989 and Certified Regulatory Compliance Manager (CRCM) designation from the Institute of Certified Bankers in 2016. Ms. Heron was a recipient of the YWCA Tribute to Women and Industry (TWIN) Award in 2010, a graduate of the Executive Leadership Series Program, Leadership Anne Arundel County in 2011, and recipient of the 2021 Lifetime Achievement Award from the Maryland Banker’s Association Council of Professional Women in Banking and Finance.

Jennifer M. Joseph has served as Executive Vice President and Chief Retail Officer of the Bank since November 2016.  Prior to her employment with the Bank, Mrs. Joseph served as the Market Executive of PNC Bank, N.A. from 2011 to 2015.  Mrs. Joseph entered into banking in 1986, holding various retail and lending positions, including Business Banking Sales Manager. She is a graduate of ABA Stonier Graduate School of Banking and CBA Graduate School of Retail Bank Management.

W. David Morse has served as General Counsel for the Company since 2008 and was promoted to Executive Vice President in April 2019. He also serves as Assistant Secretary of the Company. He began employment with Shore United Bank, National Association (formerly the Talbot Bank) in 1991. He received his Juris Doctorate from the University of Baltimore and was admitted to the Maryland State Bar in 1986. He received his Bachelor of Arts degree from High Point College, NC in 1983. He also serves as Executive Vice President, Legal Counsel for Shore United Bank, National Association.

Charles E. Ruch Jr. has served as Executive Vice President and Chief Credit Officer of the Bank (formerly CNB) since 2010 and joined CNB in 2006. Entered banking in 1977, holding various retail positions from teller to core manager through the 1980s with Equitable Bank. He joined AB&T as a commercial lender in 1987 and was AB&T’s Senior Commercial Lender for 10 years. He graduated from the University of Maryland in 1983.

Donna. J. Stevens was appointed Senior Vice President and Chief Operating Officer of the Company in July 2015 and for the Bank in July 2016 and promoted to Executive Vice President in April 2019. She served as the Company’s Chief Operations Officer from July 2013 to July 2015. She is a career banker since 1980 and joined the company in 1997 serving in various senior officer positions responsible for retail and bank operations, compliance, loan and credit administration. She is a graduate of Maryland Banking School, ABA Compliance School and Stonier Graduate School of Banking.

CORPORATE GOVERNANCE

Director Independence

Pursuant to Rule 5605(b)(1) of the Nasdaq Rules, a majority of the members of the Board must be “independent directors” as that term is defined by Nasdaq Rule 5605(a)(2). In accordance with Nasdaq Rules, the Board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates. Our Board has determined that all of our currently serving directors, with the exception of Lloyd L. Beatty, Jr., our President and Chief Executive Officer, are “independent directors” under the Nasdaq Rules and these independent directors constitute a majority of our Board.

Board Diversity Matrix

Board Diversity Matrix (As of February 25, 2022)
	Female	Male	Did Not Disclose Gender Identity
Gender Identity
Directors	2	12	_
Demographics
African American/Black		_
Hispanic or Latinx		_
White	2	12
Did Not Disclose Demographic Background		_

Board Leadership Structure and Executive Sessions

Our Board currently separates the roles of Chairman of the Board and Chief Executive Officer. The Board’s philosophy is and has been to fill the position of Chairman with an independent director. The foregoing structure is not mandated by any provision of law or our Charter or Bylaws, but the Board believes that this governance structure provides the best balance between the Board’s independent authority to oversee our business and the Chief Executive Officer’s management of our business on a day-to-day basis.

The duties of the Chairman include: (i) acting as a liaison and channel for communication between the independent directors and the Chief Executive Officer; (ii) providing leadership to ensure the Board works cohesively and independently and during times of crisis; (iii) advising the Chief Executive Officer as to the quality, quantity and timeliness of information from executive management to the independent directors; (iv) being available to consult with the Chief Executive Officer and other directors on corporate governance practices and policies; (v) coordinating the assessment of Board committee structure, organization and charters and evaluating the need for change, as well as committee membership; (vi) together with the Chair of the Nominating and Governance Committee, interviewing all Board candidates and making recommendations concerning such candidates; (vii) coordinating, developing the agenda and leading executive sessions of the independent directors and communicating the results thereof to the Chief Executive Officer; (viii) ensuring appropriate segregation of duties between Board members and management; (ix) suggesting agenda items for Board meetings; and (x) together with the Chair of the Compensation Committee, communicating the Board’s evaluation of the performance of the Chief Executive Officer.

To further strengthen the oversight of the full Board, the Board’s independent directors hold executive sessions at which only non-management directors are present. The executive sessions are scheduled in connection with regularly scheduled Board meetings. Additional executive sessions may be called by any of the independent directors as often as necessary. During fiscal year 2021, the independent directors met ten times in executive session without the presence of management.

For these reasons, the Board believes that our corporate governance structure is in the best interests of the Company and our shareholders at this time. The Board retains authority to modify this structure as it deems appropriate.

Board and Committee Oversight of Risk

The Board is actively involved in overseeing our risk management through the work of its various committees and through the work of the boards of directors and committees of our subsidiaries, a number of which have Company directors as members. Each committee of the Board is responsible for evaluating certain risks and overseeing the management of such risks. The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees the process by which senior management and the relevant departments assess and manage our exposure to, and management of, financial and operational risks. The Nominating and Governance Committee manages risks by setting criteria for nomination of director candidates, nominating qualified candidates, and establishing and periodically reviewing our governance policies. In addition, the Board implemented a comprehensive Enterprise Risk Management (“ERM”) program during 2014 and established the ERM Oversight Committee in 2015 as one of the Board’s designated standing committees. As part of its responsibilities, the ERM Oversight Committee reviews management’s assessment of the Company’s core risks and alignment of its enterprise-wide risk profile with the Company’s strategic plan, goals, and objectives. In addition to our committees’ work in overseeing risk management, our full Board regularly engages in discussions of the most significant risks that the Company is facing and how these risks are being managed. The Board regularly receives reports and other information on areas of material risk to the Company including compliance, credit, cybersecurity, financial, liquidity, market/interest rate, operational, reputational, strategic, and technology risks. Those reports enable the Board to understand the risk identification, risk management and risk mitigation strategies, which are then employed by management and the ERM function. Pursuant to the Board’s instruction, management regularly reports on applicable risks to the relevant committee or the full Board, as appropriate, with additional review or reporting on risks conducted as needed or as requested by the Board and its committees.

Business Conduct and Code of Ethics

We have adopted a Code of Ethics, as amended, that applies to all of our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer, or controller, or persons performing similar functions. The Code of Ethics provides fundamental ethical principles to which these individuals are expected to adhere. The Code of Ethics operates as a tool to help directors, officers, and employees understand and adhere to the high ethical standards required for employment by, or association with, the Company.

The Code of Ethics is available on our website at www.shorebancshares.com under the “Governance Documents” link. Shareholders can also obtain a written copy of the Code of Ethics, free of charge, upon request to: Andrea E. Colender, Secretary, Shore Bancshares, Inc., 18 East Dover Street, Easton, Maryland 21601 or (410) 763-7800. Any future changes or amendments to the Code of Ethics and any waiver that applies to one of our senior financial officers or a member of the Board will be posted to our website.

Shareholder Communications and Annual Meeting Attendance

Shareholders may communicate with our Board by contacting Andrea E. Colender, Secretary, Shore Bancshares, Inc., 18 East Dover Street, Easton, Maryland 21601 or (410) 763-7800. All communications will be forwarded directly to the Chairman of the Board for consideration.

The Board members are not required to attend our annual meetings of shareholders. However, all directors are encouraged to attend every annual meeting of shareholders as we believe that the annual meeting is an opportunity for shareholders to communicate directly with directors. If you would like an opportunity to discuss issues directly with the members of the Board, please consider attending this year’s Annual Meeting. At the 2021 annual meeting of shareholders, nine directors (who were serving as such) were in attendance.

The Company and its subsidiaries have adopted policies and procedures to ensure compliance with the foregoing requirements.

COMMITTEES OF THE BOARD OF DIRECTORS

Nominating
				&	Risk
	Executive	Audit	Compensation	Governance	Management
Blenda W. Armistead		X		X
Lloyd L. Beatty, Jr.	X				X
R. Michael Clemmer, Jr.					Chair
William E. Esham, III	X				X
Alan J. Hyatt	X				X
David S. Jones			X
James A. Judge		Chair			X
Clyde V. Kelly, III			X	Chair
John A. Lamon			X	X
Frank E. Mason, III	Chair			X
David W. Moore			Chair
Jeffery E. Thompson			X
Konrad M. Wayson		X			X
Dawn M. Willey		X			X
Number of Meetings in 2021	1	4	3	2	4

Executive Committee

Our Executive Committee consists of Frank E. Mason, III, Chair, Alan J. Hyatt, William E. Esham, III and Lloyd L. Beatty. The Executive Committee has the authority to exercise the powers of our Board in the management of the business and affairs of the Company, subject to any restrictions imposed by law and to subsequent revision or alteration of any such action by the Board. The Executive Committee met one time during fiscal year 2021.

Audit Committee

The current members of the Audit Committee are James A. Judge, Chair, Blenda W. Armistead, Konrad M. Wayson and Dawn M. Willey. Our Board has determined that each current member of the Audit Committee is “independent” and financially literate as required in the Audit Committee charter and as required by the rules and regulations promulgated by the SEC and The Nasdaq Stock Market. Our Audit Committee has adopted a charter, which is posted on our website at www.shorebancshares.com under the “Governance Documents” link. The Audit Committee met four times during fiscal year 2021.

The principal functions of the Audit Committee are to review the financial information to be provided to our shareholders and others, our financial reporting process, our system of internal controls, our independent auditors’ independence, our audit process and the process for monitoring compliance with laws and regulations. Under our Audit Committee charter, the Audit Committee is solely responsible for hiring and firing the independent auditors and approving their fees and engagement terms; resolving any disagreement between the independent auditors and our management; and pre-approving all audit and non-audit services performed by the independent auditors, subject to a de minimis exception.

Our Board has determined that James A. Judge, Chairman of the Audit Committee, qualifies as an audit committee financial expert within the meaning of applicable SEC rules because he has the following attributes: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by our financial statements, and experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal control and procedures for financial reporting; and (v) an understanding of audit committee functions. Mr. Judge has acquired these attributes by means of having held various positions that provided relevant experience, as described in his biography above.

Compensation Committee

The members of the Compensation Committee, all of whom are independent directors as that term is defined in the Nasdaq Rules, are David W. Moore, Chair, Clyde V. Kelly, III, John A. Lamon, Davis S. Jones and Jeffrey E. Thompson. The Compensation Committee has adopted a charter, which is posted on our website at www.shorebancshares.com under the “Governance Documents” link. The Compensation Committee met three times during fiscal year 2021.

The Compensation Committee is generally responsible for overseeing and, as appropriate, determining our director and executive officer compensation, recommending executive promotions to the full Board, providing assistance and recommendations with respect to our compensation policies and practices, and assisting with the administration of our compensation plans. The Compensation Committee determines executive compensation pursuant to the principles discussed in the section below entitled “Overview of Compensation Philosophy and Objectives” and determines director compensation by periodically reviewing the compensation practice of peer group institutions.

Pursuant to its charter, the Compensation Committee may retain or obtain the advice of a compensation consultant, legal counsel or other advisers as it deems necessary and appropriate to carry out its duties and, in connection with such retention of consultants, the Compensation Committee will consider the independence factors as required by the applicable rules of The Nasdaq Stock Market and the SEC. The Compensation Committee is directly responsible for the appointment, compensation and oversight of the work of any compensation consultant, legal counsel and other advisers retained by them. During fiscal year 2021, the Compensation Committee engaged Hunt Benefits & Associates to perform executive and director compensation market reviews.

Nominating and Governance Committee

The members of the Nominating and Governance Committee, all of whom are independent directors as that term is defined in the Nasdaq Rules, are Clyde V. Kelly, III, Chair, Blenda W. Armistead, John A. Lamon and Frank E. Mason III. The Nominating and Governance Committee has adopted a charter, which is posted on our website at www.shorebancshares.com under the “Governance Documents” link. The Nominating and Governance Committee met two times during fiscal year 2021.

The Nominating and Governance Committee is responsible for overseeing and, as appropriate, determining or making recommendations to the Board regarding membership and constitution of the Board and its role in overseeing our affairs. The Nominating and Governance Committee manages the process for evaluating the performance of the Board and for nominating candidates (including current Board members) for election by our shareholders after considering the appropriate skills and characteristics required for the Board, the current makeup of the Board, the results of the evaluations and the wishes of the Board members to be re-nominated.

The Nominating and Governance Committee is responsible for assembling and maintaining a list of qualified candidates to fill vacancies on the Board, and it periodically reviews this list and researches the talent, skills, expertise, and general background of these candidates. The Nominating and Governance Committee will from time to time review and consider candidates recommended by shareholders. Shareholder recommendations should be submitted in writing to: Shore Bancshares, Inc., 18 East Dover Street, Easton, Maryland 21601, Attn: Andrea E. Colender, Secretary; and must specify (i) the recommending shareholder’s contact information, (ii) the class and number of shares of capital stock beneficially owned by the recommending shareholder, (iii) the name, address and credentials of the candidate for nomination, and (iv) the candidate’s consent to be considered as a candidate.

Whether recommended by a shareholder or chosen independently by the Nominating and Governance Committee, a candidate will be selected for nomination based on his or her talents and the needs of the Board. The Nominating and Governance Committee does not have a formal policy pursuant to which it considers specific diversity criteria when selecting nominees, such as education, professional experience, skills, race or gender. Rather, the Nominating and Governance Committee’s goal in selecting nominees is to identify persons who have business and other ties to the communities and industries we serve, and who have skills, education and other attributes that will meet the needs of the Board at that time and, generally, that are complimentary to the skills and attributes possessed by existing directors. When searching for and appointing directors to fill a particular committee position, the Nominating and Governance Committee searches for persons who will meet the independence standards required for those committees and who possess skills and attributes that will allow the committee to be effective. The Nominating and Governance Committee also strives to select individuals who it believes will work well with the other directors at the highest level of integrity and effectiveness.

A candidate, whether recommended by a shareholder or otherwise, will not be considered for nomination unless he or she is of good character and is willing to devote adequate time to Board duties. In assessing the qualifications of potential candidates, the Nominating and Governance Committee will also consider the candidate’s experience, judgment, and civic and community relationships, and the diversity of backgrounds and experience among existing directors. Certain Board positions, such as Audit Committee membership, may require other special skills, expertise, or independence from the Company.

It should be noted that a shareholder recommendation is not a nomination, and there is no guarantee that a candidate recommended by a shareholder will be approved by the Nominating and Governance Committee or nominated by the Board. A shareholder who desires to nominate a candidate for election may do so only in accordance with Article II, Section 4 of our Bylaws which provides that directors may be nominated by shareholders by written request to the Secretary of the Company received not less than 120 days nor more than 180 days prior to the date fixed for the meeting. Additional time constraints are applicable in the cases of a change in shareholder meeting date or a special meeting called for the purpose of electing directors. As provided in the Bylaws, the notice of nomination must specify: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of our capital stock owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of our capital stock owned by the notifying shareholder; (f) the consent in writing of the proposed nominee as to the proposed nominee’s name being placed in nomination for director; (g) a description of all arrangements or understandings between such notifying shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such notifying shareholder; (h) a representation that such notifying shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (i) all information relating to such proposed nominee that would be required to be disclosed by Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), assuming such provisions would be applicable to the solicitation of proxies for such proposed nominee.

Enterprise Risk Management Oversight Committee

The members of the ERM Oversight Committee are R. Michael Clemmer, Jr., Chair, Lloyd L. Beatty, Jr., William E. Esham, III, Alan J. Hyatt, James A. Judge, Konrad M. Wayson and Dawn. M. Willey. . To direct the ERM function, the ERM Oversight Committee is responsible for establishing and monitoring the volume and mix of our assets and funding sources. The ERM Oversight Committee’s overall objective is to manage our liquidity, capital adequacy, growth, risk, and profitability goals. ERM will be the primary forum for discussion and analysis of our investment plans, lending plans, liability structure, and overall interest rate risk. The ERM Oversight Committee met four times during fiscal year 2021.

Board and Committee Meetings and Attendance

Our Board held thirteen meetings during fiscal year 2021. During fiscal year 2021, the Board had five separately designated standing committees: the Executive Committee, the Audit Committee, the Nominating and Governance Committee, the Compensation Committee, and the ERM Oversight Committee.

In fiscal year 2021, thirteen incumbent directors attended at least 75% of the aggregate of (1) the total number of meetings of the Board (held during the period for which that person served as a director) and (2) the total number of meetings held by all committees of the Board on which that person served (held during the period served).

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth information as of the Record Date relating to the beneficial ownership of the Common Stock by (i) each person or group known by us to own beneficially more than five (5%) of the outstanding shares of Common Stock; (ii) each of our directors and executive officers named in the Summary Compensation Table (such executive officers are referred to herein as the “Named Executive Officers”); and (iii) all of our directors and executive officers as a group; and includes all shares of Common Stock that may be acquired within 60 days of the Record Date. The address of each of the persons named below is the address of the Company except as otherwise indicated.

	Number of Shares Beneficially		Percent of Class Beneficially
Name	Owned		Owned
Directors, Nominees and Named Executive Officers
Edward C. Allen	14,758		*
Blenda W. Armistead	23,364	(1)	*
Lloyd L. Beatty, Jr.	112,523	(2)	*
R. Michael Clemmer, Jr.	18,351	(3)	*
William E. Esham, III	5,966		*
Alan J. Hyatt	1,760,944	(4)	8.9%
David S. Jones	46,522	(5)	*
James A. Judge	15,861	(6)	*
Clyde V. Kelly	13,077		*
John A. Lamon	50,352		*
Frank E. Mason, III	33,287		*
David W. Moore	6,967	(7)	*
Donna J. Stevens	12,561	(8)	*
Jeffrey E. Thompson	16,637	(9)	*
Konrad M. Wayson	51,245		*
Dawn M. Willey	13,078		*
All Directors, Nominees and Named Executive Officers as a Group (16 Persons)	2,195,495		11.1%
5% Shareholders
Fourthstone, LLC
13476 Clayton Road
St. Louis, MO 63131	1,951,427	(10)	9.8%
FJ Capital Management LLC
1313 Dolley Madison Blvd, Ste 306 McLean, VA 22101	1,524,040	(11)	7.7%
All 5% Shareholders as a Group	3,475,467		17.5%
Total	5,670,962		28.6%

* Amount constitutes less than 1%.

Notes:

(1)	Includes 1,305 shares held individually by Bruce C. Armistead; 2,532 shares held by Bruce C. Armistead under an Individual Retirement Account arrangement; and 2,545 shares held by Bruce C. Armistead, as custodian for a minor child.

(2)	Includes 15,026 shares held jointly with Nancy W. Beatty; 855 shares held individually by Nancy W. Beatty.

(3)	Includes 1,500 shares held jointly with Dina Clemmer and 350 shares held by Dina Clemmer, as custodian for a minor child.

(4)	Includes 214,229 shares owned by Mr. Hyatt, including 94,819 ESOP shares; 849,961 shares held jointly with Sharon G. Hyatt; Includes 7,603 shares held by a Company of which Mr. Hyatt is a general partner; Includes 688,080 shares held by Trusts for which Mr. Hyatt is co-trustee.

(5)	Includes (5) Includes 17,287 shares Mr. Jones controls as custodian for his children; 27,699 shares owned by Southern Drywell, Inc., of which Mr. Jones has a 50% interest as a co-owner; and 4,089 shares owned by a trust that Mr. Jones controls as a co-trustee and beneficiary.

(6)	Includes 5,740 shares held individually by Margaret B. Judge.

(7)	Includes 96 shares held jointly with Evelyn W. Moore.

(8)	Includes 179 shares held jointly with Clay Stevens; 30 shares held as joint tenant with Laura Stevens; and 30 shares held as joint tenant with Taylor Stevens.

(9)	Includes 1,200 shares held jointly with Barbara Thompson; 1,000 shares held as joint tenant with James R. Thompson; and 1,000 shares held as joint tenant with Katelyn J. Thompson.

(10)	As reported in a Schedule 13 G/A filed with the SEC on February 14, 2022 for the calendar year ended December 31, 2021.

(11)	As reported in a Schedule 13 G/A filed with the SEC on February 11, 2022 for the calendar year ended December 31, 2021.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Overview

Our directors who are not also our employees or employees of our subsidiaries, referred to as “outside directors,” receive an annual retainer for their service on the Boards of both the Bank and Company. Outside directors are permitted to elect to receive their quarterly installments of the annual retainer in either cash or stock pursuant to the Shore Bancshares, Inc. 2016 Stock and Incentive Compensation Plan (the “2016 Equity Plan”). These compensatory arrangements are discussed in detail below.

The following table provides information about the compensation paid to or earned by our outside directors during fiscal year 2021. Information regarding compensation paid to or earned by directors who are also Named Executive Officers is presented in the Summary Compensation Table that appears below in the section entitled “Compensation Discussion and Analysis.”

Director Compensation Table

	Fees earned	Fees earned or paid in
	or paid in cash	restricted stock	Total
Name	($)	($)(1)	($)
Blenda W. Armistead	30,002	21,998	52,000
David J. Bates (2)	12	37,995	38,007
R. Michael Clemmer, Jr.	12	56,988	57,000
William E. Esham, III	14	51,986	52,000
Alan J. Hyatt (3)	11,178	-	11,178	(4)
David S. Jones (5)	8,677	-	8,677
James A. Judge	35,002	21,998	57,000
Clyde V. Kelly, III	35,002	21,998	57,000
John A. Lamon (5)	8,677	-	8,677
Frank E. Mason, III (6)	42,512	21,998	64,510	(4)
David W. Moore	35,002	21,998	57,000
Jeffrey E. Thompson	35,002	21,998	57,000
Konrad M. Wayson (5)	8,677	-	8,677
Dawn M. Willey (7)	14	51,986	52,000

Notes:

(1)	Includes amounts earned for serving on the Board of the Company in which the director elected to receive payment in the form of restricted stock. The amounts reflect the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718, “Accounting for Stock Compensation” (“ASC 718”). See Note 14 to the consolidated audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 regarding assumptions underlying valuation of equity awards.

(2)	Mr. Bates retired from the Board on August 9, 2021.

(3)	Mr. Hyatt was appointed to the Board and made Chairman of the Board as of November 1, 2021.

(4)	The position of Chairman of the Board is paid a higher annual retainer than the remaining directors.

(5)	Director was appointed to the Board as of November 1, 2021

(6)	Mr. Mason served as Chairman of the Board from January 1, 2021 through October 31, 2021.

(7)	Ms. Willey was appointed to the Board as of January 1, 2021.

Company Director Compensation

In the third quarter of 2019, our outside director compensation was increased to provide for a $5,000 increase to both the annual retainer fee, which went from $25,000 to $30,000, and the director equity award, which went from $17,000 to $22,000. In addition, the separate fee for the Chairman of the Board was increased $5,000, which went from $10,000 to $15,000. The Chairs for each committee of the Board also receive an additional annual retainer of $5,000. There were no outside director compensation increases in 2020 and 2021. Directors have the option to receive their retainers in the form of cash or restricted stock issued pursuant to the 2016 Equity Plan with a one-year vesting period.

Minimum Stock Ownership Requirements

Minimum stock ownership requirements for the CEO, Directors and Named Executive Officers as follows:

CEO — minimum of 20,000 shares within 5 years of appointment;

Directors — minimum of 4,000 shares within 3 years of being elected; and

Named Executive Officers — minimum of 4,000 shares within 5 years of appointment.

All named executives and directors have met the required ownership levels.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Our executive compensation program is designed to reward our senior management team not just for delivering short-term results but also for driving consistent sustainable growth, which is how we exceed customer expectations and produce positive returns for our shareholders. We believe that our compensation decisions reflect a balanced and responsible pay approach by tying pay outcomes over the short and long-term, while also considering the environment in which compensation decisions are made.

Shareholders have the opportunity, at the Annual Meeting, to vote to endorse or not endorse the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to the SEC’s compensation disclosure rules. The Compensation Committee and the Board believe that this Compensation Discussion and Analysis, and the compensation tables and narrative discussion that follow, support their recommendation to approve the shareholder advisory resolution for the following Named Executive Officers in 2021:

•	Lloyd L. Beatty, Jr. — President and Chief Executive Officer

•	Edward C. Allen — Executive Vice President and Chief Financial Officer

•	Donna J. Stevens — Executive Vice President and Chief Operating Officer

Compensation Philosophy

The primary objective of the Compensation Committee’s approach is to provide competitive levels of compensation so that we may attract, retain and reward outstanding executive officers. In a highly competitive community banking marketplace, excellent leadership is essential. Our executive officers are expected to manage the business of the Company and its subsidiaries in a manner that promotes growth and profitability for the benefit of shareholders, while exceeding the requirements and service expectations of our customers. To that end, the Compensation Committee believes that:

•	Key executives should have compensation opportunities at levels that are competitive with peer institutions;

•	Total compensation should include “at risk” components that are linked to annual and long-term performance results; and

•	Stock-based compensation should form a key component of total compensation as a means of linking senior management to the long-term performance of the Company and aligning their interests with those of shareholders.

Say on Pay Results and Shareholder Outreach

At the 2018 annual meeting of shareholders, the Company’s shareholders adopted a non-binding resolution approving the compensation paid to our executive officers, as disclosed in the definitive proxy statement for that meeting pursuant to Item 402 of the SEC’s Regulation S-K. The measure was approved by approximately 51% of all votes cast, which was not satisfactory to us or our Board. In an effort to increase our shareholder approval percentage, we undertook a comprehensive review of our executive compensation program design and governance practices with the view towards making necessary or advisable changes to the plan design and governance practices. We also engaged in a shareholder outreach process. Based upon the feedback received from this outreach, we adopted certain updates to our executive compensation program, including our decision not to renew the employment agreements of our executive officers and transitioning such officers to change in control agreements and our decision not to continue our long-term incentive plan program. Due to our comprehensive changes and shareholder outreach, at the 2019 annual meeting of shareholders, the Company’s shareholders approved a non-binding resolution approving the compensation paid to our executive officers by approximately 84% of all votes cast and by approximately 82% of all vote cast at the 2020 annual meeting of the shareholders. At the 2021 annual meeting of shareholders, the Company’s shareholders approval of our compensation program remained strong at approximately 92% of all votes cast. Both the Compensation Committee and the Board intend to continually evaluate our executive compensation philosophy and practices in light of the Company’s performance, needs and developments, including the outcome of future non-binding advisory votes by the Company’s shareholders.

Role of Compensation Consultants

The Compensation Committee’s consultant regularly attends committee meetings and attends executive sessions as requested by the Compensation Committee’s chair, Mr. Moore. The Compensation Committee’s consultant does not perform any services for the Company’s management, without express approval from the Compensation Committee.

In 2021, the Compensation Committee directly engaged Hunt Benefits & Associates to perform executive and director compensation market reviews. The Company paid fees totaling $5,000 to Hunt Benefits & Associates in 2021.

Compensation Consultant Independence

In furtherance of maintaining the independence of the Compensation Committee’s compensation consultants, the Compensation Committee has the sole authority to retain, terminate and obtain the advice of Hunt Benefits & Associates, at the Company’s expense. Further, as discussed above, the Compensation Committee’s compensation consultants will not perform any services for the Company’s management unless approved in advance by the Compensation Committee.

In connection with its engagement of Hunt Benefits & Associates, the Compensation Committee considered various factors bearing upon such consultant’s independence including, but not limited to, the amount of fees received by such consultant from the Company as a percentage of such consultant’s total revenue, such consultant’s policies and procedures designed to prevent conflicts of interest, and the existence of any business or personal relationship that could impact such consultant’s independence. After reviewing these and other factors, the Compensation Committee determined that Hunt Benefits & Associates is independent and that its engagement does not present any conflicts of interest. The consultant also determined that it was independent from management and confirmed this in written statements delivered to the Chair of the Compensation Committee as shown below.

Management’s Role in the Executive Compensation Process

Mr. Beatty, our President and Chief Executive Officer, as well as key members of our human resources function, each help support the Compensation Committee’s executive compensation process and regularly attend portions of committee meetings. As part of the executive compensation process, Mr. Beatty provides his perspective to the Compensation Committee regarding the performance of his Senior Leadership Team, which includes all of our Named Executive Officers and certain other senior officers of the Company. In accordance with NASDAQ rules, Mr. Beatty is not present when his compensation is being discussed or approved by the Compensation Committee and Mr. Beatty does not vote on executive compensation matters, and neither he nor other members of management attend executive sessions of the Compensation Committee.

Risk Considerations

We believe that the design and objectives of our executive compensation program provide an appropriate balance of incentives for executives and avoid inappropriate risks. In this regard, our executive compensation program includes, among other things, the following design features:

•	Balanced mix of fixed versus variable compensation and cash-based versus equity-based compensation;

•	Variable compensation based on a variety of performance goals, including Company, business unit and individual performance goals;

•	Compensation Committee discretion to lower annual incentive award amounts;

•	Balanced mix of short-term and long-term incentives;

•	Stock ownership requirements; and

•	Clawback policy.

Compensation Peer Group and Benchmarking

The Compensation Committee refers to executive compensation studies prepared by its independent consultants when it reviews and approves executive compensation. The studies reflect compensation levels and practices for executives holding comparable positions at peer group companies, which help the Compensation Committee set compensation at competitive levels. The Compensation Committee’s primary selection criteria are industry (commercially focused banks), asset size, and geography. The Compensation Committee compares each executive officer’s base salary, target total cash and target long-term incentive compensation value to amounts paid for similar positions at peer group companies.

The Compensation Committee believes that the market median is a useful reference point in helping to achieve the executive compensation program objectives. However, the Compensation Committee also considers other factors when setting compensation; and target total direct compensation for each executive may vary from the market median based on the factors the Compensation Committee considers relevant each year, including particular job responsibilities and scope, adjustments for individual skills and expertise, and internal pay equity.

The compensation peer group developed for the Company by Hunt Benefits & Associates is listed below.

Company	Ticker	City	State	2021 Assets ($)
Community Bankers Trust Corp.	ESXB	Richmond	VA	1,771,300	*
Partners Bancorp	PTRS	Salisbury	MD	1,644,979
Parke Bancorp, Inc.	PKBK	Sewell	NJ	2,136,445
First United Corp.	FUNC	Oakland	MD	1,729,838
Southern First Bancshares, Inc.	SFST	Greenville	SC	2,925,548
Community Financial Corp.	TCFC	Waldorf	MD	2,327,306
C & F Financial Corp.	CFFI	Toano	VA	2,264,521
Orrstown Financial Services, Inc.	ORRF	Shippensburg	PA	2,834,565
Howard Bancorp, Inc.	HBMD	Baltimore	MD	2,527,258	*
Primis Financial Corp.	FRST	McLean	VA	3,407,353
Investar Holdings Corp.	ISTR	Baton Rouge	LA	2,513,203
National Bankshares, Inc.	NKSH	Blacksburg	VA	1,702,175
FVCBankcorp, Inc.	FVCB	Fairfax	VA	2,202,924
Shore Bancshares, Inc.	SHBI	Easton	MD	3,460,136

* Most recent 10-Q filed (9/30/21)

Compensation Elements at Shore Bancshares

Base Salary

A competitive salary for senior management is essential. Furthermore, flexibility to adapt to the particular skills of an individual or the Company’s specific needs is required. We establish base salaries and assess market competitiveness by comparing our executives’ qualifications, experience and responsibilities as well as their individual performance and value, with similar positions among our peers. Additionally, we consider special circumstances related to staffing needs and market situations and levels of compensation provided from other compensation components.

The Compensation Committee generally reviews executive compensation in the fourth quarter. At that time, we review market studies on executive compensation and solicit input from our President and CEO, Mr. Beatty, on the performance of each officer that directly reports to him and his recommended base salary increases or decreases. Recommendations regarding adjustments to Mr. Beatty’s salary are discussed and approved in executive session of the Compensation Committee. Our compensation philosophy is to set executive base salaries generally at the market median; however some adjustments may be made to take into consideration internal equity factors, additional functional responsibilities and each executive’s experience. Changes to the salaries of our Named Executive Officers were as follows:

Executive	Title	2020 Salary	2021 Salary	2021 % Increase
Lloyd L. Beatty, Jr.	President & CEO	$525,000	$540,750	3%
Edward C. Allen	EVP & CFO	275,000	283,250	3
Donna J. Stevens	EVP & COO	290,000	314,150	8

Annual Incentive Program

The Company’s incentive program, the Management Incentive Plan (the “MIP”), was developed to provide additional compensation to key management personnel when corporate and individual performance meet or exceed specific predetermined goals. Incentive award targets are assigned to each executive based on the executive’s position and responsibilities. We also consider the identified comparative compensation targets and pay mix outlined in our executive compensation philosophy.

Due to the uncertainty of how the coronavirus disease, COVID-19, would impact our performance in fiscal 2020, we deemed it prudent to suspend use of the MIP in 2020. Instead, the Compensation Committee performed end of the year assessments for each of the Named Executive Officers to assess performance and contributions toward the Company to determine eligibility for discretionary bonus awards.

We reinstated the MIP in 2021 and each Named Executive Officer participated in the MIP and was assigned Company and individual goals at the beginning of the year. Target award opportunities under the MIP for 2021 were 30% of base salary for Mr. Beatty and 25% of base salary for the other Named Executive Officers. Once earned, the Named Executive Officers has the option to receive the incentive in cash or equity in any proportion they desire. In 2021, all incentives were paid in cash.

For fiscal year 2021, annual incentive bonuses were based on the achievement of the objective performance goals of earnings per share. The Company and the successful consolidation resulting from the acquisition of Severn, which together accounted for a potential of 70% of Mr. Beatty, Ms. Stevens and Mr. Allen’s incentive award. The remaining 30% of their incentive opportunities were tied to individual goals.

We performed above our threshold EPS and achieved the target goal for the successful consolidation threshold in 2021, due to the consolidation not being fully completed until February 2022. Mr. Beatty and Ms. Stevens earned the maximum threshold for their individual goals and Mr. Allen received slightly above target for his individual goals.

			Threshold		Target		Maximum		Actual Company	2020 MIP	2021 MIP
Executive	Title	Goals	% of salary	Goal	% of salary	Goal	% of salary	Goal	Performance	Award	Award
Lloyd L. Beatty, Jr.	President & CEO	SHBI EPS	6.00%	$1.10	12.00%	$1.29	24.00%	$2.00	$1.70	$--	24.0%
		Successful Consolidation	4.50%	50.00%	9.00%	100.00%	18.00%	200.00%	100.00%	--	9.0
		CEO Evaluation	4.50%	50.00%	9.00%	100.00%	18.00%	200.00%	200.00%	--	18.0
		Total % of Salary	15.00%		30.00%		60.00%			--	51.0

Donna J. Stevens	COO	SHBI EPS	3.25%	$1.10	7.50%	$1.29	15.00%	$1.48	$1.70	--	15.0
		Successful Consolidation	5.00%	50.00%	10.00%	100.00%	20.00%	200.00%	100.00%	--	10.0
		Individual Performance Review	3.75%	50.00%	7.50%	100.00%	15.00%	200.00%	200.00%	--	15.0
		Total % of Salary	12.50%		25.00%		50.00%			--	40.0

Edward C. Allen	CFO	SHBI EPS	5.00%	$1.10	10.00%	$1.29	20.00%	$1.48	$1.70	--	20.0
		Successful Consolidation	3.27%	50.00%	7.50%	100.00%	15.00%	200.00%	100.00%	--	7.5
		Individual Performance Review	3.75%	50.00%	12.50%	100.00%	25.00%	200.00%	150.00%	--	11.25
		Total % of Salary	12.50%		25.00%		50.00%			--	38.75

Supplemental Executive Retirement Plans

In 2019, the Board’s Compensation Committee terminated the 2018 Long-Term Incentive Plan (“LTIP”) for all officers and the 2017 LTIP for Named Executive Officers, and all corresponding restricted stock units (“RSUs”) were forfeited. To replace the LTIP, the Compensation Committee elected to institute individual Supplemental Executive Retirement Plans (“SERPs”) with executive officers, which were executed in 2020. Three SERPs were instituted and began on July 19, 2019 for Mr. Beatty, Mr. Allen, and Mrs. Stevens.

		Executive	Registrant	Aggregate	Aggregate	Aggregate
		Contributions	Contributions	(loss) in last	withdrawals/	balance at
		in last FY	in last FY	FY	distributions	last FYE
Name	Plan(1)	($)	($)	($)	($)	($)
Mr. Beatty	SERP	-	441,855	-	-	1,242,943
Mrs. Stevens	SERP	-	85,706	-	-	199,244
Mr. Allen	SERP	-	380,916	-	-	619,085

(1) “SERP” stands for Supplemental Executive Retirement Plan.

401(k) Profit Sharing Plan

All employee contributions to the 401(k) Profit Sharing Plan are immediately vested. Discretionary and matching contributions by the Company vest incrementally over a six-year period. For 2021, the Company matched 100% of employee contributions up to three percent of the employee’s compensation and matched 50% of the employee contributions up to an additional two percent of compensation. Discretionary, pre-tax and matching contributions may be withdrawn while a participant is employed by the Company if the participant has reached age 59½, in circumstances of financial hardship or in certain other circumstances pursuant to plan restrictions.

2021 Deferred Compensation Plan

The Company sponsors the Shore Bancshares, Inc. Deferred Compensation Plan (the “Company Deferred Compensation Plan”), which is an unfunded nonqualified deferred compensation plan that provides an opportunity for our Board, a select group of management and highly compensated employees to voluntarily defer a portion of their compensation. The Compensation Committee designates and approves which eligible employee or director may participate in the Company Deferred Compensation Plan. Prior to the beginning of each calendar year, an eligible individual may elect to defer receipt of all or a portion of any Base Salary (as defined in the plan document) or retainer fees that will be earned by such person in the next calendar year. An eligible individual may elect to defer not less than 5% and up to a maximum of 50% of the eligible individual’s Base Salary or 100% of other compensation (such as bonuses or other incentive compensation). The Company, in its sole discretion, may also credit any amount to a non-director participant’s Employer Discretionary Contribution Account (the “Employer Discretionary Contributions”).

At the choice of the participant, the Company credits a non-director participant’s account with earnings based on the hypothetical earnings of an investment fund, or default to a money market fund if no election is made. The Company credits a director’s account for the deferral of retainer fees as deemed to be invested in units of Company shares of common stock. Participants are fully vested at all times in all deferred compensation or retainer fees credited to each participant’s account. Participants receiving Employer Discretionary Contributions vest at a rate to be determined by the Company at the time it makes such contribution, or if not otherwise defined at the time, upon the third anniversary of the contribution. A non-director participant’s benefit is paid on the earliest date of the following: Retirement, Separation from Service, Fixed Payment Date, or Hardship (as those terms are defined in the plan document), and are paid in cash either in a lump sum or annual installments as described in the Company Deferred Compensation Plan. A director participant’s benefit is paid only upon a Separation from Service other than for Cause (including, but limited to a Separation from Service due to Retirement, death, or Disability), and are distributed in shares of Company common stock. The Company entered into an agreement with Matrix Trust Company as trustee to make contributions to a trust that provides the Company with a source of funds to assist in meeting its liabilities under the Company Deferred Compensation Plan.

Perquisites

The Compensation Committee believes that certain perquisites and other personal benefits can be effective elements of a compensation package because they facilitate and encourage better executive performance and business generation for the Company. Perquisites provided by the Company may include vehicle allowances and country club dues.

Summary Compensation Table

The following table sets forth for the last two fiscal years the total remuneration for services in all capacities awarded to, earned by, or paid to our Named Executive Officers (the Company’s CEO and the two most highly compensated executive officers and other significant executive officers of the Company and its subsidiaries other than the CEO who were serving as executive officers as of December 31,2021).

Name and principal		Salary		Bonus	Stock Awards		Non-equity incentive plan compensation	Change in Pension value and non-qualified deferred compensation earnings	All other compensation	Total
position	Year	($)		($)(1)	($)(2)		($)	($)	($)(3) - (5)	($)
Lloyd L. Beatty, Jr.	2021	540,750		275,783	199,986		-	56,754	32,467	1,105,740
President and CEO	2020	525,000		170,137	-		-	39,469	28,208	762,813

Donna J. Stevens	2021	314,150		125,661	11,983		-	31,768	8,804	491,646
Chief Operating Officer	2020	290,000	(6)	80,000	20,380	(7)	-	26,820	8,128	425,329

Edward C. Allen	2021	283,250		109,760	9,982		-	29,952	10,565	443,510
Senior Vice President, CFO and PFO	2020	275,000		70,000	-		-	12,157	10,433	367,591

(1)	Amounts reflect cash bonuses awarded to the Named Executive Officers under the 2021 MIP Plan.
(2)	The 2021 amounts reflect grant date fair value of discretionary restricted stock awards paid to the Named Executive Officers in connection with the financial performance of the Company for 2021 and the work performed on the acquisition of Severn. The 2021 amounts reflect the aggregate grant date fair value of restricted stock awards issued under the 2016 LTIP in February 2022, which will not fully vest until February 2023. See below under “Grants of Plan-Based Awards” regarding assumptions underlying valuation of equity awards. See Note 14 to the consolidated audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 for additional information regarding stock-based compensation.

(3)	For Mr. Beatty, the 2021 amount includes a $15,224 matching contribution under the 401(k) plan, $5,668 for use of an automobile and $11,576 for club dues. The 2020 amount includes a $15,278 matching contribution under the 401(k) plan, $5,670 for use of an automobile and $7,260 for club dues.

(4)	For Mrs. Stevens, the 2021 amount includes an $8,804 matching contribution under the 401(k) plan. The 2020 amount includes a $10,433 matching contribution under the 401(k) plan.

(5)	For Mr. Allen, the 2021 amount includes a $10,565 matching contribution under the 401(k) plan. The 2020 amount includes a $10,433 matching contribution under the 401(k) plan.

(6)	Mrs. Stevens began 2020 with a base salary of $275,000 and was increased to $305,000 in June of 2020. The base salary reflected above is the amount actually paid for 2020.
(7)	2,000 shares of common stock were issued to Mrs. Stevens on June 23, 2020 due to the design and implementation of the PPP. These awards vest 33% on June 23, 2021, 33% on June 23, 2022 and 34% on June 23, 2023.

2016 Equity Plan

The 2016 Equity Plan reserves 636,465 shares of Common Stock, subject to adjustment for stock splits and other similar reclassification events, for issuance pursuant to awards. The Compensation Committee granted a total of 10,539 restricted shares of Common Stock in 2022 for service during 2021. During 2021, no RSUs and no incentive stock options were granted to the Named Executive Officers under the 2016 Equity Plan. During 2020, the Compensation Committee granted a total of 2,000 restricted shares of Common Stock, no RSUs and no incentive stock options to the Named Executive Officers under the 2016 Equity Plan. Under the terms of outstanding awards, all unvested shares will lapse and be forfeited upon the termination of the participant’s employment with the Company. The 2016 Equity Plan will terminate on April 27, 2026 and no further awards may be granted under the 2016 Equity Plan after that date.

2021 Employee Stock Purchase Plan

In 2021, our Board adopted, and our shareholders approved, the 2021 Employee Stock Purchase Plan (the “Stock Purchase Plan”) to provide an incentive for our employees, and the employees of our subsidiaries that are designated by our Board as eligible, by allowing them to purchase our common stock at a 15% discount from market value, subject to such limits provided in the Stock Purchase Plan. The Plan is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. 100,000 shares of our common stock are reserved for issuance under the Stock Purchase Plan. If any option granted under the Stock Purchase Plan expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to that option will again be available for issuance under the Stock Purchase Plan. The Compensation Committee of our Board administers the Stock Purchase Plan, which is generally implemented through a series of 3-month-long Purchasing Periods, beginning on each February 11, May 11, August 11, and November 11 (each a “Purchase Period”). Shares of our common stock are available for purchase under the Stock Purchase Plan on the last date the national stock exchanges are open within each Purchase Period. Generally, all regular employees, including executive officers, employed by us or by any of our designated affiliates, may participate in the Stock Purchase Plan and may contribute, normally through payroll deductions. No stock purchases were made in 2021.

Grant of Plan Based Awards Table

						All other	Grant
						Stock	Date
			Estimated Future Payouts			Awards:	Fair
			Under			Number of	Value
			Non-Equity Incentive			Shares of Stock or Units	of Stock
Name	Award	Date	($)	($)	($)	(#)	($)(4)
Lloyd L. Beatty, Jr.	Annual cash incentive	2/11/2022(1)	81,113	162,225	324,450
	Restricted Stock	2/18/2022(2)				9,496	199,986
Edward C. Allen	Annual cash incentive	2/11/2022(1)	35,406	70,813	141,625
	Restricted Stock	2/18/2022(2)				474	9,982
Donna J. Stevens	Annual cash incentive	2/11/2022(1)	39,269	78,538	157,075
	Restricted Stock	2/18/2022(2)				569	11,983

(1)	The cash awards noted in the table above were approved by the Compensation Committee pursuant to the 2021 MIP established at the beginning of fiscal year 2021. The performance goals outlined in the 2021 MIP were evaluated by the Compensation Committee at the end of fiscal year 2021 and the cash awards were granted on February 11, 2022.

(2)	The amounts for restricted stock represent the number of shares received by each participant on February 18, 2022 as incentive awards.

The following table provides information with respect to outstanding equity awards held by the Named Executive Officers at December 31, 2021.

Outstanding Equity Awards At Fiscal Year-End

	Option Awards				Stock Awards
Market value
	Number of	Number of			Number of		of shares
	securities	securities			shares		or units of
	underlying	underlying	Option		or units that		stock that
	unexercised	unexercised	exercise		have not		have not
	options (#)	options (#)	price	Option	vested		vested
Name	exercisable	unexercisable	($)	expiration date	(#)		($)
Mr. Beatty	-	-	-		10,289	(1)(3)	214,526
Mrs. Stevens	-	-	-		2,259	(1)(2)(3)	47,100
Mr. Allen	-	-	-		790	(1)(3)	16,472

(1)	This represents 25% of the 2019 MIP Award, which vests one-half on February 3, 2022, one-half on February 3, 2023.

(2)	2,000 shares of common stock were issued to Mrs. Stevens on June 23, 2020 due to the design and implementation of the PPP. These awards vest 33% on June 23, 2021, 33% on June 23, 2022 and 34% on June 23, 2023.

(3)	100% of 2021 discretionary award vests on February 18, 2023.

The following table sets forth the number of restricted shares of Common Stock acquired by the Named Executive Officers pursuant to stock awards that vested during 2021 and the value realized upon vesting of stock awards.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares		Value
	Acquired on	Realized on	Acquired on		Realized on
	Exercise	Exercise	Vesting		Vesting
Name	(#)	($)	(#)		($)
Mr. Beatty	-	-	793		15,606
Mrs. Stevens	-	-	1,023	(1)	18,028
Mr. Allen	-	-	316		6,219

(1)            666 shares vested on June 23, 2021 with a closing stock price of $16.52; 357 shares vested on February 3, 2022 at a stock price of $19.68.

Deferred Compensation

The following table provides information regarding 2021 contributions, earnings, and other financial information in respect of the Company’s Deferred Compensation Plan:

Nonqualified Deferred Compensation

				Aggregate
		Executive	Registrant	earnings	Aggregate	Aggregate
		contributions	contributions	(loss) in last	withdrawals/	balance at
		in last FY	in last FY	FY	distributions	last FYE
Name	Plan(1)	($)	($)	($)	($)	($)
Mr. Beatty	CDCP	-	-	19,227	-	154,468
Mrs. Stevens	CDCP	87,666	-	31,768	-	273,893
Mr. Allen	CDCP	28,230	-	29,953	-	192,326

(1)	“CDCP” stands for the Company Deferred Compensation Plan.

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Under the Company’s Deferred Compensation Plan, amounts deferred at the election of the employee are credited to an account maintained on behalf of the participant and are deemed to be invested in certain investment options established from time to time by the Compensation Committee. Mandatory, matching and discretionary contributions will be credited to an Employer Funded Account (as defined in the plan) established by the Company and will be deemed to be invested in the manner specified in the participant’s election form for that Plan Year in respect of his or her voluntary deferrals. An employee’s account is credited with the gain or loss generated on the investments in which the funds in those accounts are deemed to be invested. Mandatory contributions will be reduced on a pro-rata basis in the event a participant has a Separation from Service (generally defined as a termination of employment other than because of death, Disability (as defined in the plan) or the taking of leave of absence).

A participant is fully vested at all times in employee deferrals (and earnings thereon). Starting in the second year of participation, a participant vests in his or her Employer Funded Account at the rate of 25% each year. If, however, (i) the participant reaches age 70 while employed, (ii) the participant’s service with the Company terminates because of death or Disability, or because of retirement at or after age 70, or (iii) the Company experiences a Change in Control (as defined in the plan), then in each such case the participant’s interest in his or her Employer Funded Account will be automatically 100% vested regardless of years in the plan. If the participant separates from service for any other reason, then any non-vested portion of his or her Employer Funded Account will be forfeited.

The Company’s Deferred Compensation Plan contemplates automatic distributions upon the occurrence of certain events and elective distributions.

If a participant dies or experiences a Disability while employed by the Company or if the Company experiences a Change in Control (as defined in the plan), then the vested portions of a participant’s accounts will be distributed in a lump sum payment to the participant or, in the case of death, to his or her designated beneficiaries. If a participant experiences a Separation from Service, then the vested portions of a participant’s accounts will be distributed in a lump sum or in installments, as specified in the most recent election form. Certain restrictions on the commencement of automatic distributions apply to Key Employees (as defined in the plan).

A participant may elect in his or her annual election form to receive elective distributions, or “In-Service Distributions,” of his or her employee deferrals (and earnings thereon) for a given Plan Year as soon as three years after the end of that Plan Year. At the time of the election, the participant must also elect whether to receive the elective distribution in a lump sum or in installments over a period of up to 10 years. If a participant fails to make a payment method election, then the distribution will be made in one lump sum. A participant may change his or her election to postpone a distribution or change the form of payment, but such change must be made at least 12 months prior to the original distribution date, cannot be effective until at least 12 months following the subsequent election, and must postpone the commencement of the payment for a period of at least five years from the original distribution date.

The Company’s Deferred Compensation Plan also permits certain limited distributions upon the occurrence of an Unforeseen Emergency (as defined in the plan) and a lump sum distribution, at the administrator’s sole discretion, in the event the participant’s accounts have a value of less than $10,000.

For information about amounts that could be payable to the Named Executive Officers under these deferred compensation plans upon a termination of employment, see the section below entitled “Benefits Upon Termination of Employment.”

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Change in Control Agreements

On October 31, 2018, the Company’s employment agreements with Lloyd L. Beatty, Jr., President and Chief Executive Officer, and Donna J. Stevens, Executive Vice President and Chief Operating Officer, expired and were exchanged for change in control agreements that became effective November 1, 2018.

Lloyd L. Beatty, Jr.

On November 1, 2018, the Company and Mr. Beatty entered into a Change in Control Agreement. Pursuant to the Change in Control Agreement, in the event the executive is terminated (i) by the Company without “Cause”, or (ii) by the executive for “Good Reason” within 12 months of a “Change in Control” of the Company (the terms “Cause,” “Change in Control” and “Good Reason” are defined below), the executive will be entitled to receive an amount equal to 2.99 times the executive’s base salary and bonus (not to include the exercise of any stock options) paid or scheduled to be paid under the Company’s annual incentive plan in the calendar year of the Change in Control. However, as discussed in the Accounting and Tax Considerations section below, the Change in Control Agreement provides for a reduction in the amounts payable under the Change in Control Agreement to the extent necessary so that such payments are not deemed to be “excess parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”). The Change in Control benefit will be paid in one lump sum on the 60th day following termination of employment, provided that the executive has executed and delivered a release of claims and the statutory period during which he may revoke that release has expired on or before that 60th day.

The Change in Control Agreement has a twelve-month term, which will automatically renew for successive twelve- month terms unless a party notifies the other party at least 60 days prior to the end of the then-current term of its or his decision not to renew the Change in Control Agreement. At least 120 days prior to the commencement of a new term, the Board or a committee thereof will conduct a comprehensive performance evaluation and review of Mr. Beatty to determine whether to give notice of non-renewal.

The Change in Control Agreements define the term “Cause” as: (i) the officer’s “Disability” (as defined in the Change in Control Agreement); (ii) an action or failure to act by the officer constituting fraud, misappropriation or damage to the property or business of the Company; (iii) conduct by officer that amounts to fraud, personal dishonesty or breach of fiduciary duty; (iv) officer’s conviction (from which no appeal may be, or is, timely taken) of a felony or willful violation of any law, rule or regulation (other than traffic violations or similar offenses); (v) the officer’s breach of any of his obligations hereunder; (vi) the unauthorized use, misappropriation or disclosure by the officer of any confidential information of the Company or of any confidential information of any other party to whom the officer owes an obligation of nondisclosure as a result of his relationship with the Company; (vii) the willful violation of any final cease and desist or consent order; (viii) a knowing violation by officer of federal and state banking laws or regulations which is likely to have a material adverse effect on the Company, as determined by the Board; (ix) the determination by the Board, in the exercise of its reasonable judgment and in good faith, that officer’s job performance is substantially unsatisfactory and that he has failed to cure such performance within a reasonable period (but in no event more than thirty (30) days) after written notice specifying in reasonable detail the nature of the unsatisfactory performance; (x) officer’s material breach of any of the Company’s written policies; or (xi) the issuance of any order by the Maryland Commissioner of Financial Regulation, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System, or any other supervisory agency with jurisdiction over the Company permanently prohibiting the continued service of the officer with the Company. No act or failure to act on the part of the officer shall be considered “willful” unless it is done, or omitted to be done, by the officer in bad faith or without reasonable belief that the officer’s action or omission was in the best interests of the Company. Any act or failure to act that is based upon authority given pursuant to a resolution duly adopted by the Board, or upon the advice of legal counsel for the Company, shall be conclusively presumed to be done, or omitted to be done, by the officer in good faith and in the best interest of the Company.

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The term “Good Reason” is defined as the termination by the officer within 12 months following a Change in Control based on: (i) without the officer’s express written consent, a material adverse change made by the Company which would reduce the officer’s functions, duties or responsibilities; (ii) without the officer’s express written consent, a 5% or greater reduction by the Company in the officer’s base salary as the same may be increased from time to time; or (iii) without the officer’s express written consent, the Company requires the officer to be based at a location more than 50 miles from Easton, Maryland (which requirement shall be deemed to be a material change in the geographic location at which the officer must perform services for the Company), except for required travel on business of the Company to an extent substantially consistent with the officer’s present business travel obligations. Good Reason shall, for all purposes under the Change in Control Agreement, be construed and administered in manner consistent with the definition of “good reason” under Treasury Regulation §1.409A-1(n).

The term “Change in Control” is defined as the occurrence of any of the following events: (i) a person, or group of persons acting together, acquires ownership of securities of the Company that, together with such person’s or group’s other securities, constitutes more than 50% of the total fair market value or total voting power of the Company’s securities; (ii) any person, or group of persons acting together, acquires (or has acquired during the preceding 12-month period) ownership of securities of the Company possessing 35% or more of the total voting power of the Company’s securities, (iii) a majority of the Company’s Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board prior to the date of the appointment or election; or (iv) any person, or group of persons acting together, acquires (or has acquired during the preceding 12-month period) assets from the Company that have a total gross fair market value equal of at least 40% of the total gross fair market value of all of the Company’s assets.

Donna J. Stevens

On November 1, 2018, the Company and Mrs. Stevens entered into a Change in Control Agreement. Pursuant to the Change in Control Agreement, in the event the executive is terminated (i) by the Company without “Cause”, or (ii) by the executive for “Good Reason” within 12 months of a “Change in Control” of the Company (the terms “Cause,” “Change in Control” and “Good Reason” are defined above under the description of Mr. Beatty’s Change in Control Agreement), the executive will be entitled to receive an amount equal to 2.0 times the executive’s base salary and bonus (not to include the exercise of any stock options) paid or scheduled to be paid under the Company’s annual incentive plan in the calendar year of the Change in Control. The Change in Control benefit will be paid in one lump sum on the 60th day following termination of employment, provided that the executive has executed and delivered a release of claims and the statutory period during which she may revoke that release has expired on or before that 60th day.

The Change in Control Agreement has a twelve-month term, which will automatically renew for successive twelve- month terms unless a party notifies the other party at least 60 days prior to the end of the then-current term of its or her decision not to renew the Change in Control Agreement. At least 120 days prior to the commencement of a new term, the Board or a committee thereof will conduct a comprehensive performance evaluation and review of Mrs. Stevens to determine whether to give notice of non-renewal.

Edward C. Allen

On October 31, 2017, the Bank and Mr. Allen entered into a Change in Control Agreement. Pursuant to the Change in Control Agreement, in the event the executive is terminated (i) by the Bank without Cause, or (ii) by the executive for Good Reason within 12 months of a Change in Control of the Company or the Bank, as the case may be (the terms “Cause,” “Change in Control” and “Good Reason” are defined above under the description of Mr. Beatty’s Change in Control Agreement), the executive will be entitled to receive an amount equal to 1.5 times the executive’s base salary and bonus (not to include the exercise of any stock options) paid or scheduled to be paid under the Company’s annual incentive plan in the calendar year of the Change in Control. The Change in Control benefit will be paid in one lump sum on the 60th day following termination of employment, provided that the executive has executed and delivered a release of claims and the statutory period during which he may revoke that release has expired on or before that 60th day.

The Change in Control Agreement has a twelve-month term, which will automatically renew for successive twelve- month terms unless a party notifies the other party at least 60 days prior to the end of the then-current term of its or his decision not to renew the Change in Control Agreement. At least 120 days prior to the commencement of a new term, the Board of Directors of the Bank or a committee thereof will conduct a comprehensive performance evaluation and review of Mr. Allen to determine whether to give notice of non-renewal.

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Benefits Upon Termination of Employment

The following table shows the estimated present value of benefits (as of December 31, 2021) that could be payable to the Named Executive Officers under change in control agreements and deferred compensation plans upon a termination of employment. Information is provided only for those Named Executive Officers who are eligible to receive such benefits.

		Payment
		Under	Payment Under	Payment Under
		Change in	Deferred	Supplemental Executive
		Control	Compensation	Retirement
		Agreement	Plans	Plans
Name	Reason for Termination	($)	($)	($)
Mr. Beatty	Death or disability	-	154,468	1,242,943
	Change in control	1,616,843	154,468	1,242,943
	Involuntary termination without cause	1,081,500	154,468	1,242,943
	Termination for any other reason before age 68	-	154,468	1,242,943
	Termination for any other reason after age 72	-	154,468	1,500,000

Mrs. Stevens	Death or disability	-	273,893	199,344
	Change in control	628,300	273,893	828,561
	Involuntary termination without cause	628,300	273,893	199,244
	Termination for any other reason before age 58	-	273,893	199,244
	Termination for any other reason after age 65	-	273,893	1,000,000

Mr. Allen	Death or disability	-	192,326	619,085
	Change in control	424,875	192,326	1,000,000
	Involuntary termination without cause	-	192,326	619,085
	Termination for any other reason before age 72	-	192,326	619,085
	Termination for any other reason after age 76	-	192,326	1,000,000

Accounting and Tax Considerations

No Tax Reimbursement of Parachute Payments and Deferred Compensation

If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A, and such benefits do not comply with Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, the executive is subject to regular federal income tax, interest, and an additional federal income tax of 20% of the benefit includible in income. The Compensation Committee has structured the change in control benefit of the executives’ change in control agreements to minimize income tax penalties that could be imposed on the Company and/or the executive under Section 280G of the Code. Under Section 280G, an excise tax is imposed on an executive officer who receives payments that are deemed to be contingent on a change in the ownership or effective control of the Company to the extent they exceed 2.99 times the executive’s “annualized includable compensation for the base period” (i.e., the average annual compensation that was includable in his or her gross income for the last five taxable years ending before the date on which the change in control occurs). In addition, the Company is not entitled to treat such excess as compensation expense for federal income tax purposes. We did not provide any executive officer, including any NEO, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G, 4999, or 409A of the Code during fiscal year 2018 and we have not agreed and are not otherwise obligated to provide any NEO with such a “gross-up” or other reimbursement.

36

Limitation on Deductibility of Executive Compensation

Under Section 162(m), a limitation was placed on tax deductions of any publicly held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless the compensation is performance-based. Following the Tax Cut and Jobs Act of 2017, Section 162(m) of the Code only exempts qualifying performance-based compensation with respect to taxable years beginning on or before December 31, 2017 and payable pursuant to a binding written agreement in effect on November 2, 2017. Thus, only performance-based awards outstanding on that date or awarded pursuant to a binding written agreement on that date may be exempt from the Section 162(m) deductibility cap. Effectively, The Tax Cut and Jobs Act of 2017 eliminated the ability to rely on the ‘performance-based’ exception under Section 162(m) of the Code with respect to new awards and compensation paid to our covered executive officers in excess of $1,000,000 will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. Despite the Compensation Committee’s efforts to structure the executive team annual cash incentives and performance-based awards in a manner intended to be exempt from Section 162(m) and therefore not subject to its deduction limits, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, including the uncertain scope of the transition relief under the legislation repealing Section 162(m)’s exemption from the deduction limit, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) in fact will apply. Further, the Compensation Committee reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) if it determines that such modifications are consistent with our business needs.

Despite the changes to Section 162(m) of the Code, the Committee and the Board believe that performance-based compensation rewards executive officers for the achievement of specific annual strategic goals, and promotes sustainable growth as well as creates long-term shareholder value even though some compensation awards may result in non-deductible compensation expenses and will continue to grant performance-based awards. Therefore, the Committee and the Board may grant awards and approve compensation that may not be deductible for income tax purposes.

Accounting Treatment

The Compensation Committee’s stock option grant policies have been impacted by the implementation of Financial Accounting Standards Board ASC Topic 718 (“ASC 718”). Details related to the adoption of ASC 718 and the impact to the Company’s financial statements are discussed in the Notes to the Consolidated Financial Statements included in the accompanying Annual Report on Form 10-K under the heading “Stock Based Compensation”.

37

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the section of this Proxy Statement entitled “COMPENSATION DISCUSSION AND ANALYSIS”. Based on this review and these discussions, the Compensation Committee recommended to the Board that the section of this Proxy Statement entitled “COMPENSATION DISCUSSION AND ANALYSIS” be included in this Proxy Statement and that it be incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

By:	COMPENSATION COMMITTEE
David W. Moore, Chair
Clyde V. Kelly, III
John A. Lamon
David S. Jones
Jeffrey E. Thompson

Compensation Committee Interlocks and Insider Participation

The Compensation Committee oversees executive compensation matters. David W. Moore, Chair, Clyde V. Kelly, III, III, John A. Lamon, David S. Jones and Jeffrey E. Thompson served on the Compensation Committee during 2021. None of the foregoing persons was, during 2021, an officer or employee of the Company, was formerly an officer of the Company, had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K, or had any interlocking relationship contemplated by Item 407(e)(4)(iii) of Regulation S-K.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

It is the policy of the Company that all permissible transactions between the Company and its executive officers, directors, holders of 5% or more of the shares of its Common Stock and affiliates thereof, contain terms no less favorable to the Company than could have been obtained by it in arm’s-length negotiations with unaffiliated persons and are required to be approved by a majority of independent outside directors of the Company not having any interest in the transaction.

Related Party Transactions

Shore United Bank, National Association has banking transactions in the ordinary course of their businesses with their directors and officers and with the associates of such persons on substantially the same terms, including interest rates, collateral, and repayment terms on loans, as those prevailing at the time for comparable transactions with persons not related to the Company and its subsidiaries. Extensions of credit by Shore United Bank, National Association to these persons have not and do not currently involve more than the normal risk of collectability or present other unfavorable features.

Review, Approval and Ratification of Related Party Transactions

Nasdaq Rule 5630 requires the Company to conduct an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis and further requires all such transactions to be approved by the Company’s Audit Committee or another “independent body” of the Board. The term “related party transaction” is generally defined as any transaction (or series of related transactions) in which the Company is a participant and the amount involved exceeds $120,000, and in which any director, director nominee, or executive officer of the Company, any holder of more than 5% of the outstanding voting securities of the Company, or any immediate family member of the foregoing persons will have a direct or indirect interest.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of the outstanding shares of Common Stock to file reports with the SEC disclosing their ownership of Common Stock at the time they become subject to Section 16(a) and changes in such ownership that occur during the year. Based solely on a review of copies of such reports furnished to us, or on written representations that no reports were required, we believe that all directors, executive officers and holders of more than 10% of the Common Stock complied in a timely manner with the filing requirements applicable to them with respect to transactions during the year ended December 31, 2021, except for a Form 4 that was not timely filed for Mr. Lloyd L. Beatty.

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PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF YOUNT, HYDE & BARBOUR, P.C.

AS THE COMPANY’S INDEPENDENT REGISTERED ACCOUNTING FIRM FOR

FISCAL YEAR 2022

Shareholders will also be asked to ratify the Audit Committee’s appointment of Yount, Hyde & Barbour, P.C. to audit the books and accounts of the Company for the fiscal year ended December 31, 2022. Yount, Hyde & Barbour, P.C. has served as the Company’s independent registered public accounting firm since September 22, 2017.

A representative of Yount, Hyde & Barbour, P.C. is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Because your vote is advisory, it will not be binding upon the Audit Committee, overrule any decision made by the Audit Committee, or create or imply any additional fiduciary duty by the Audit Committee. The Audit Committee may, however, take into account the outcome of the vote when considering future auditor appointments.

Audit Fees and Services

The following table shows the fees paid or accrued by the Company for the audit and other services provided by Yount, Hyde & Barbour, P.C. during fiscal years 2021 and 2020:

Yount, Hyde & Barbour, P.C.	2021	2020
Audit Fees	$238,000	139,850
Audit-Related Fees	92,800	60,400
Tax Fees	-	-
All Other Fees	-	-
Total	$330,800	200,250

Audit Fees incurred in fiscal years 2021 and 2020 include charges for the audit of our consolidated financial statements, quarterly reviews of financial statements, issuance of consents and attestation regarding the adequacy of internal control over financial reporting. Audit-Related Fees incurred in fiscal year 2021 and 2020 include charges related to the audit of the 401(k) and profit-sharing plan as well as the audit of internal control over financial reporting in accordance with the Federal Deposit Insuanrce Corporation Improvement Act (FDICIA). The Audit Committee has reviewed summaries of the services provided and the related fees and has determined that the provision of non-audit services is compatible with maintaining the independence of Yount, Hyde & Barbour, P.C.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee’s policy is to pre-approve all audit and permitted non-audit services, except that de minimis non-audit services, as defined in Section 10A(i)(1) of the Exchange Act, may be approved prior to the completion of the independent auditor’s audit. All of the 2021 and 2020 services described above were pre-approved by the Audit Committee.

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PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act and the rules promulgated thereunder, our shareholders are entitled to cast an advisory vote to approve the Named Executive Officers’ compensation at least once every three years. This proposal, commonly known as a “Say-on-Pay” vote, gives our shareholders the opportunity to express their views on the Named Executive Officers’ compensation. In a vote held at the 2017 annual meeting of shareholders, our shareholders voted in favor of holding Say-on-Pay votes annually.

Our goal for the executive compensation program is to attract, motivate and retain a talented team of executives who will provide leadership for the Company’s success in dynamic and competitive markets. The section of this Proxy Statement entitled “COMPENSATION DISCUSSION AND ANALYSIS” contains the information required by Item 402 of Regulation S-K and discusses in detail our executive compensation program, the decisions made by the Compensation Committee during 2021, and the compensation that was earned by, awarded to or paid to the Named Executive Officers.

The Board and its Compensation Committee believe that our compensation policies and procedures are reasonable in comparison both to our peer group and to our performance during 2021. The Board and its Compensation Committee also believe that our compensation program strongly aligns executive officers with the interests of shareholders in the long-term value of the Company as well as the components that drive long-term value.

At the Annual Meeting, shareholders will be asked to adopt the following non-binding advisory resolution:

RESOLVED, that the compensation paid to the named executive officers of Shore Bancshares, Inc., as disclosed in its definitive proxy statement for the Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K, including in the section entitled “COMPENSATION DISCUSSION AND ANALYSIS,” is hereby approved.

Because this advisory vote relates to, and may impact, our executive compensation policies and practices, the Named Executive Officers have an interest in the outcome of this vote. However, it should be noted that your vote is advisory, so it will not be binding on the Board or its Compensation Committee, overrule any decision made by the Board or its Compensation Committee, or create or imply any additional fiduciary duty by the Board or its Compensation Committee. The Board and its Compensation Committee may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee has (i) reviewed and discussed our consolidated audited financial statements for fiscal year ended December 31, 2021 with our management; (ii) discussed with Yount, Hyde & Barbour, P.C., our independent registered public accounting firm, all matters required to be discussed by the statement on Auditing Standards No. 16, as amended (AICPA, Professional Standards , Vol. 1, AU §380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and (iii) received the written disclosures and the letter from Yount, Hyde & Barbour, P.C. required by applicable requirements of the Public Company Accounting Oversight Board regarding Yount, Hyde & Barbour, P.C.’s communications with the Audit Committee concerning independence, and discussed with Yount, Hyde & Barbour, P.C. its independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board that our consolidated audited financial statements for the year ended December 31, 2021 be included in our Annual Report on Form 10-K for the year ended December 31, 2021.

AUDIT COMMITTEE

By:	James A. Judge, Chair
Blenda W. Armistead
Konrad M. Wayson
Dawn M. Willey

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ANNUAL REPORT TO SHAREHOLDERS

Our 2021 Annual Report has been made available to shareholders and is posted on our website at www.shorebancshares.com under the “Governance Documents” link. Additional copies of the 2021 Annual Report may be obtained without charge upon written request to Andrea E. Colender, Secretary, Shore Bancshares, Inc., 18 East Dover Street, Easton, Maryland 21601.

The 2021 Annual Report shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the SEC or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Exchange Act (except to the extent that we specifically request that this information be treated as soliciting material or specifically incorporate this information by reference).

SHAREHOLDER PROPOSALS FOR THE 2023 ANNUAL MEETING

Any shareholder desiring to present a proposal pursuant to Rule 14a-8 of the Exchange Act to be included in the definitive proxy statement and voted on by the shareholders at the 2023 annual meeting of shareholders must submit a written proposal, including all supporting information, to the Company at its principal executive offices no later than December 12, 2022 (120 days before the date of mailing based on this year’s Proxy Statement date), and must meet all other requirements for inclusion in the proxy statement. As provided in the Bylaws, if a shareholder intends to present a proposal for business to be considered at the 2023 annual meeting of shareholders but does not seek inclusion of the proposal in the Company’s proxy statement for that meeting, then such proposal, including all supporting information, must be delivered to and received by the Company’s Secretary at our principal executive offices no earlier than February 24, 2023 and no later than March 24, 2023 (not more than 90 days nor less than 60 days before the first anniversary of the prior year’s annual meeting). Additional time constraints are applicable where the date of the Annual Meeting is changed. Proposals received by the Company outside of these timelines will be considered untimely. If a shareholder proposal is not timely received, then the proxies will be authorized to exercise discretionary authority with respect to the proposal.

OTHER BUSINESS

As of the date of this Proxy Statement, management does not know of any other matters that will be brought before the Annual Meeting requiring action of the shareholders. However, if any other matters requiring the vote of the shareholders properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxies in accordance with the discretion of management. The persons designated as proxies will also have the right to approve any and all adjournments of the Annual Meeting for any reason.

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SHAREHOLDERS SHARING THE SAME ADDRESS

The SEC has adopted rules that permit companies and intermediaries (such as brokers, banks and other nominees) to implement a delivery procedure called “householding.” Under this procedure, multiple shareholders who reside at the same address may receive a single copy of the Proxy Statement, the Annual Report and other proxy materials, unless the affected shareholder has provided contrary instructions. This procedure reduces printing costs and postage fees.

Under applicable law, if you consented or were deemed to have consented, your broker, bank or other intermediary may send only one copy of the Proxy Statement, the 2021 Annual Report, and other proxy materials to your address for all residents that own shares of Company Common Stock in street name. If you wish to revoke your consent to householding, you must contact your broker, bank or other intermediary. If you are receiving multiple copies of the Proxy Statement, the 2021 Annual Report, and other proxy materials, you may be able to request house holding by contacting your broker, bank or other intermediary. Upon written or oral request, we will promptly deliver a separate set of the Proxy Statement, the 2021 Annual Report or other proxy materials to any beneficial owner at a shared address to which a single copy of any of those documents was delivered. If you wish to request copies free of charge of the Proxy Statement, the 2021 Annual Report or other proxy materials, please send your request to Andrea E. Colender, Secretary, at Shore Bancshares, Inc., 18 East Dover Street, Easton, Maryland 21601 or call the Company with your request at (410) 763-7800.

By Order of the Board of Directors,

Alan J. Hyatt
Chairman of the Board April 11, 2022

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Virtual Annual Meeting of Shareholders May 24, 2022 at 9:00 a.m. EDT This Proxy is solicited on behalf of the Board of Directors The undersigned hereby appoints Lloyd L . “Scott” Beatty and James A . Judge, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and hereby authorizes them, and each of them, to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Shore Bancshares, Inc . (the “Company”) that the undersigned is entitled to vote at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 9 : 00 a . m . EDT on May 24 , 2022 and any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given . The Annual Meeting will be held virtually . In order to attend the Annual Meeting, you must register at www . viewproxy . com/ ShoreBancshares/ 2022 /htype . asp by 11 : 59 PM Eastern time on May 21 , 2022 . On the day of the Annual Meeting, if you have properly registered, you may enter the Annual Meeting by clicking on the link provided and the password you received via email in your registration confirmations . Further instructions on how to attend and vote during the Annual Meeting are contained in the Pro xy Statement in the sections titled “Questions and Answers About These Proxy Materials and Voting – How do I attend the Annual Meeting?” and “Questions and Answers About These Proxy Materials and Voting – How can I vote?” THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN . IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS . (Continued and to be marked, dated and signed on other side) PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. Important Notice Regarding the Availability of Proxy Materials for the virtual Annual Meeting: The Notice and Proxy Statement and 2021 Annual Report are available at: http://viewproxy.com/ShoreBancshares/2022

The Board of Directors recommends you vote “FOR” each of the following nominees: 1. Election of Directors Please mark your votes like this The Board of Directors recommends you vote “FOR” proposals 2 and 3. 2. Ratify the appointment of Yount, Hyde & Barbour P.C. as the independent registered public accounting firm for 2022. FOR AGAINST ABSTAIN 3. Adopt a non - binding advisory resolution approving the compensation of the named executive officers. FOR AGAINST ABSTAIN NOTE: To conduct any other business properly brought before the meeting or any adjournment thereof. Nominees: John A. Lamon, III Class I (term expires 2025) Frank E. Mason, III Class I (term expires 2025) Jeffrey E. Thompson Class I (term expires 2025) William E. Esham, III Class I (term expires 2025) FOR AGAINST ABSTAIN Date: Signature Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) VIRTUAL CONTROL NUMBER Signature (if held jointly) NOTE : This proxy should be marked, dated and signed by each stockholder exactly as such stockholder’s name appears hereon, and returned promptly in the enclosed envelope . When shares are held jointly, each holder should sign . When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such . If the signatory is a corporation, please sign full corporate name by duly authorized officer, giving full title as such . If the signatory is a partnership, please sign in the partnership name by authorized person . PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. As a shareholder of Shore Bancshares, Inc . you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card . Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card . As a Registered Holder, you may vote your shares at the Annual Meeting by first registering at http : //viewproxy . com/ShoreBancshares/ 2022 /htype . asp using your Virtual Control Number below . Your registration must be received by 11 : 59 PM Eastern time on May 21 , 2022 . On the day of the Annual Meeting, if you have properly registered you may log in to the Annual Meeting by clicking on the link provided and the password you received via email in your registration confirmations and follow instructions to vote your shares . Please have your Virtual Control Number with you during the Annual Meeting in order to vote . Further instructions on how to attend and vote during the Annual Meeting are contained in the Proxy Statement in the sections titled “Questions and Answers About These Proxy Materials and Voting – How do I attend the Annual Meeting?” and “Questions and Answers About These Proxy Materials and Voting – How can I vote?” VIRTUAL CONTROL NUMBER PROXY VOTING INSTRUCTIONS Please have your 11 - digit Virtual Control Number ready when voting by Internet or Telephone, or when voting during the Virtual Annual Meeting INTERNET Vote Your Proxy on the Internet: Go to Go to www.aalvote.com/SHBI Have your proxy card available when you access the above website. Follow the prompts to vote your shares. TELEPHONE Vote Your Proxy by Phone: Call 1 (866) 804 - 9616 Use any touch - tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage - paid envelope provided.